UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Core Laboratories N.V.

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CORE LABORATORIES N.V.

Van Heuven Goedhartlaan 7B

1181 LE Amstelveen

The Netherlands

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2021

Dear Shareholder:

You are cordially invited to attend our 2021 annual meeting of shareholders of Core Laboratories N.V. (the "Company"), which will be held at the offices of the Company’s Dutch counsel, NautaDutilh, N.V., whose offices are located at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands, on Wednesday, May 19, 2021 at 4:00 p.m. Central European Summer Time ("CEST") for the following purposes as proposed by the Board of Supervisory Directors:

1.

To elect one new Class III Supervisory Director and to re-elect one current Class III Supervisory Director to serve under the terms and conditions described within the proxy statement until our annual meeting in 2024 and until their successors shall have been duly elected and qualified;

2.	To appoint KPMG, including its U.S. and Dutch affiliates (collectively, "KPMG") as the Company's independent registered public accountants for the year ending December 31, 2021;
3.

To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2020, following a discussion of our Dutch Report of the Management Board for that same period;

4.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 19, 2021;
5.

To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 19, 2022, and such repurchased shares may be used for any legal purpose;

6.

To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2022;

7.

To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2022;

8.	To:
(a)

approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A"), and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's compensation disclosure rules, including the compensation tables;

(b)	cast a favorable advisory vote on the remuneration report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2020; and
9.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The election of the Supervisory Board members as described in agenda item no. 1 and the topics covered by agenda item nos. 2 through 8 have largely been presented to and approved by our shareholders at our prior annual meetings. All items are being presented to our shareholders as a result of our being organized under the laws of the Netherlands.

Copies of the Dutch statutory annual accounts, the report of the Management Board and the list of nominees for the Supervisory Board will be available for inspection at our offices in the Netherlands, located at Van Heuven Goedhartlaan 7B, 1181 LE Amstelveen, the Netherlands, Attention: Mr. Jacobus Schouten, by registered shareholders and other persons entitled to attend our shareholder meetings. Such copies will be available for inspection from the date of this notice until the close of our annual meeting. The proxy materials, including the aforementioned copies, will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com.

THE IMPACT OF COVID-19

We plan to hold the 2021 Annual Meeting in Amsterdam and plan to have our executives and supervisory directors attend, in person; however, due to the ongoing impacts of the COVID-19 pandemic, that may not be possible and we strongly encourage you to exercise your voting rights through an electronic or written proxy prior to the annual meeting. We continue to actively monitor the impacts of the pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that foreign, federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the meeting is limited to shareholders as of the close of business Eastern Daylight Time on April 21, 2021 (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 3:00 p.m. CEST and the meeting will begin at 4:00 p.m. CEST on May 19, 2021. Each shareholder desiring to attend MUST bring proof of share ownership as of the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 21, 2021, as described further in the proxy statement) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

It is important that your shares be represented at the annual meeting regardless of whether you plan to attend. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on April 21, 2021. Please mark, sign, date and return the accompanying proxy card accordingly, vote online or vote by phone, all as described in further detail in the proxy statement. If you are present at the annual meeting and wish to do so, you may revoke your proxy and vote in person.

By Order of the Board of Supervisory Directors,

Margaret Ann van Kempen
Supervisory Director

Amsterdam, the Netherlands

March 19, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 19, 2021

The Notice of 2021 Annual Meeting of Shareholders and the Proxy Statement for the 2021 Annual Meeting of Shareholders, along with the Company’s Annual Report to Shareholders, is available free of charge at www.proxydocs.com/clb.

Employment Agreements	43

COMPENSATION COMMITTEE REPORT	47

AUDIT COMMITTEE REPORT	48

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	50

Audit Fee Summary	50

AGENDA ITEMS	51

Item 1. Election of Class III Supervisory Directors	51
Item 2. Appointment of KPMG as our Independent Registered Public Accounting Firm for 2021	51
Item 3. Confirmation and Adoption of Annual Accounts	52
Item 4. Cancellation of Our Repurchased Shares Held at 12:01 A.M. CEST On May 19, 2021	52
Item 5. Extension and Renewal of Existing Authority to Repurchase Shares	53
Item 6. Extension of Authority to Issue Shares of Core Laboratories N.V. until November 19, 2022	53
Item 7. Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights until November 19, 2022	54
Items 8(a) and (b). To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement and the Remuneration Report as referred to in Section 2:135b of the Dutch Civil Code.	55
Item 9. Other Matters to Be Voted on	56

OTHER PROXY MATTERS	57

Information About Our 2022 Annual Meeting: Shareholder Proposals and Shareholder Access	57
The Right of Shareholders to Request a Shareholder Meeting	57
Shareholders Sharing the Same Address	57
Incorporation by Reference	58
Other Information	58

PROXY CARD	59

CORE LABORATORIES N.V.

Van Heuven Goedhartlaan 7B

1181 LE Amstelveen

The Netherlands

PROXY STATEMENT

ABOUT THE 2021 ANNUAL MEETING OF SHAREHOLDERS

WHY HAVE I RECEIVED THESE MATERIALS?

This proxy statement and the accompanying proxy card are first being made available to you on the Internet on March 19, 2021, and written notice has been sent to our shareholders in a manner consistent with applicable law. If you receive notice of the materials and desire to request a physical copy of the materials be sent to you, those materials will be mailed to you upon receipt of your request. These materials are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Supervisory Directors of Core Laboratories N.V. ("Core" or the "Company") for use at our 2021 annual meeting of shareholders to be held at the offices of the Company’s Dutch counsel, NautaDutilh, N.V., whose offices are located at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands, on Wednesday, May 19, 2021 at 4:00 p.m. CEST for the purpose of voting on the proposals described in this proxy statement.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?

As permitted by rules adopted by the United States Securities and Exchange Commission, we are making this proxy statement and our Annual Report on Form 10-K (the "Annual Report") available on the Internet. In order to be able to comply with applicable electronic notification deadlines, we will mail a notice to those who were shareholders as of the close of business Eastern Daylight Time on March 12, 2021, containing instructions on how to access the proxy statement and Annual Report and vote on-line or by phone. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy materials will be posted on www.proxydocs.com/clb and on the Company's website, www.corelab.com. See the Section below on "WHO IS ENTITLED TO VOTE" for the important dates related to voting the shares.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

WHAT AM I VOTING ON?

You will be voting on the following matters proposed by the Board of Supervisory Directors, with the exception of item 9, which is a discussion item only:

1.

To elect one new Class III Supervisory Director and to re-elect one current Class III Supervisory Director to serve under the terms and conditions described within the proxy statement until our annual meeting in 2024 and until their successors shall have been duly elected and qualified;

2.	To appoint KPMG as our Company's independent registered public accountants for the year ending December 31, 2021;
3.

To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2020, following a discussion of our Dutch Report of the Management Board for that same period;

4.	To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 19, 2021;

5.

To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 19, 2022, and such repurchased shares may be used for any legal purpose;

6.

To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2022;

7.

To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2022;

8.	To:
(a)

approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A"), and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's compensation disclosure rules, including the compensation tables;

(b)	cast a favorable advisory vote on the remuneration report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2020; and
9.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

WHO IS ENTITLED TO VOTE?

We are sending notice of the 2021 annual meeting to those shareholders who hold common shares at the close of business Eastern Daylight Time on March 12, 2021 in order to be able to comply with applicable electronic notification deadlines. As of March 12, 2021, there were 46,240,478 common shares outstanding. Our common shares are the only class of our capital stock outstanding and entitled to notice of and to vote at the annual meeting. Each outstanding common share (issued shares excluding common shares held by the Company) is entitled to one vote.

The March 12, 2021 date only determines who receives the electronic notice and does not determine who has the right to vote at the annual meeting. In order to be able to vote at the annual shareholder meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on April 21, 2021. This latter date is considered to be the “day of registration” (“dag van registratie”) as referred to in the Dutch Civil Code and only holders of shares (or other persons with voting rights with respect to shares) on such date are entitled to vote. Under Dutch law, this latter date must occur exactly twenty-eight (28) days before the date of the annual meeting.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares through an account with our transfer agent, Computershare, as of April 21, 2021, you can vote by mail, by completing, signing and returning the accompanying proxy card or you may vote online at www.proxyvote.com or by phone: +1-800-690-6903.

If you hold your shares, as of April 21, 2021, through an account with a bank or broker, you may vote by mail, online or by phone by following the directions that your bank or broker provides.

Given the time of the meeting in the Netherlands, in order for your mailed or on-line vote or vote cast by phone to be counted, it must be received on or before 5:00 p.m. Eastern Daylight Time on Tuesday, May 18, 2021. The official electronic voting results will be those reported by our vote tabulator, Broadridge Financial Solutions, in its final report upon the close of business Eastern Daylight Time on May 18, 2021. Any other proxies that are actually received in hand by our Secretary before the polls close at the conclusion of voting at the meeting will be voted as indicated.

MAY I VOTE AT THE MEETING?

If you are a registered shareholder as of April 21, 2021, you may vote your shares at the meeting if you attend in person. If you hold your shares as of April 21, 2021 through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy.

IF YOU PLAN TO ATTEND IN PERSON:

Attendance at the meeting is limited to shareholders as of the close of business Eastern Daylight Time on April 21, 2021 (and others with a statutory meeting right), Company management and Company advisors. Registration will begin at 3:00 p.m. CEST and the meeting will begin at 4:00 p.m. CEST on May 19, 2021. Each shareholder desiring to attend MUST bring proof of share ownership as of the "day of registration" (“dag van registratie”) as referred to in the Dutch Civil Code (which is April 21, 2021) with him/her to the meeting along with a valid form of identification. Examples of proof of share ownership include voting instruction statements from a broker or bank. In addition, you should register with the Company beforehand to indicate your plan to attend. Such registration may be made by contacting the Company's Secretary as described further in the proxy statement. Failure to comply with these requirements may preclude you from being admitted to the meeting.

THE IMPACT OF COVID-19

We plan to hold the 2021 Annual Meeting in Amsterdam and plan to have our executives and supervisory directors attend, in person; however, due to the ongoing impacts of the COVID-19 pandemic, that may not be possible and we strongly encourage you to exercise your voting rights through an electronic or written proxy prior to the annual meeting. We continue to actively monitor the impacts of the pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that foreign, federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting partially or solely by means of remote communication.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may revoke your proxy (1) by giving written notice to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a properly signed proxy card with a later date, or (3) by voting in person at the annual meeting.

If you hold your shares through an account with a bank or broker, you may revoke your proxy by following the instructions provided to you by your bank or broker, or by obtaining a legal proxy from your bank or broker and voting in person at the annual meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted "FOR" all proposals and in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

WHAT VOTE IS REQUIRED?

Under Dutch law and our Articles of Association, there is no specific quorum requirement for our annual meeting and the affirmative vote of a majority of votes cast is required to approve each of the proposals proposed by the Supervisory Board, except that in relation to agenda item nos. 4 and 7, a two-thirds majority of the votes cast is required to approve these proposals in the event less than 50% of the issued share capital is present or represented at the meeting. Our Articles of Association prohibit shareholders from acting by written consent, unless such written consent is unanimous and Dutch law does not allow a written consent at a lesser percentage.

Dutch law and our Articles of Association provide that common shares abstaining from voting will count as shares present at the annual meeting but will not count for the purpose of determining the number of votes cast. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast. A "broker non-vote" occurs if you do not provide the record holder of your shares (usually a bank, broker, or other nominee) with voting instructions on a matter and the holder is not permitted to vote on the matter without instructions from you under applicable rules of the New York Stock Exchange ("NYSE").

WHO WILL BEAR THE EXPENSE OF SOLICITING PROXIES?

We will bear the cost of preparing and mailing proxy materials as well as the cost of soliciting proxies and will reimburse banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners of our common shares. The solicitation of proxies by the Supervisory Board will be conducted by mail and through the Internet. In addition, certain members of the Supervisory Board, as well as our officers and regular employees may solicit proxies in person, by facsimile, by telephone or by other means of electronic communication. We have retained Okapi Partners LLC to assist in the solicitation of proxies for a fee of $8,500 plus out-of-pocket expenses, which fee and expenses will be paid by the Company. In addition to solicitation of proxies, Okapi Partners LLC may provide advisory services as requested pertaining to the solicitation of proxies.

OWNERSHIP OF SECURITIES

Security Ownership by Certain Beneficial Owners and Management

The table below sets forth certain information, as of March 12, 2021, with respect to the common shares beneficially owned by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding common shares;
•	each currently serving Supervisory Director;
•	each nominee for election as Supervisory Director;
•	each of our named executive officers in 2020;
•	all Supervisory Directors and 2020 named executive officers as a group.

Name of Beneficial Owner (1)	Number of Common Shares Beneficially Owned	Percentage of Common Shares Outstanding (2)

The Vanguard Group (3)	4,583,260	9.91%
Ariel Investment, LLC (4)	4,521,001	9.78%
EARNEST Partners, LLC (5)	4,266,748	9.23%
Massachusetts Financial Services Company (6)	2,935,820	6.35%
Alger Associates, Inc. (7)	2,364,146	5.11%
Van Eck Associates Corporation (8)	2,347,685	5.08%
David Demshur (9)	—
Lawrence Bruno	19,158	*
Christopher S. Hill	16,743	*
Gregory Barnett	15,166	*
Martha Z. Carnes	6,366	*
Margaret Ann van Kempen (10)	5,497	*
Michael Straughen	3,420	*
Harvey Klingensmith	2,000	*
Monique van Dijken Eeuwijk	—	*
Kwaku Temeng	—	*
All current Supervisory Directors and executive officers as a group (8 persons)	68,350	1.48%
* Represents less than 1%.

(1)	Unless otherwise indicated, each person has sole voting power and investment power with respect to the common shares listed.
(2)	Based on 46,240,478 common shares outstanding as of March 12, 2021.
(3)

Based upon an Amendment No. 9 to Schedule 13G filed with the SEC on February 10, 2021, The Vanguard Group is deemed to be the beneficial owner of 4,583,260 shares. The Vanguard Group has sole voting power of 4,523,545 shares and shared voting power of 24,908 shares and has sole dispositive power with respect to 4,523,545 shares and shared dispositive power with respect to 59,715 shares. The Vanguard Group’s current address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Based upon an Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2021, Ariel Investments, LLC is deemed to be the beneficial owner of 4,521,001 shares. Ariel Investments has sole voting power of 4,185,713 shares and shared dispositive power with respect to the 4,521,001 shares it is deemed to beneficially own. Ariel Investments’ current address is 200 East Randolph Street, Chicago, Illinois 60601.

(5)

Based upon an Amendment No. 8 to Schedule 13G filed with the SEC on February 16, 2021, EARNEST Partners, LLC is deemed to be the beneficial owner of 4,266,748 shares. EARNEST Partners has sole voting power of 2,869,107 shares and sole dispositive power with respect to all of the shares it is deemed to beneficially own. EARNEST Partner’s current address is 1180 Peachtree Street NE, Suite 2300, Atlanta, GA 30309.

(6)

Based upon an Amendment No. 3 to Schedule 13G filed with the SEC on February 11, 2021, Massachusetts Financial Services Company ("MFS") is deemed to be the beneficial owner of 2,935,820 shares. MFS has sole voting power and sole dispositive power with respect to all of the shares it is deemed to beneficially own. MFS's current address is 111 Huntington Avenue, Boston, MA 02199.
(7)

Based upon Schedule 13G filed with the SEC on February 16, 2021, Alger Associates is deemed to be the beneficial owner of 2,364,146 shares. Alger Associates has sole voting power and sole dispositive power with respect to all of the shares it is deemed to beneficially own. Alger Associates’ current address is 360 Park Avenue South, New York, NY 10010.

(8)

Based upon an Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2021, Van Eck Associates Corporation is deemed to be the beneficial owner of 2,347,685 shares. Van Eck Associates Corporation has sole voting power of 1,047,685 shares and sole dispositive power with respect to the 2,347,685 shares it is deemed to beneficially own. Van Eck Associated Corporation’s current address is 666 Third Ave – 9th Floor, New York, NY 10017.

(9)	Mr. Demshur retired from the Board and stepped down as CEO on May 20, 2020 and retired from the Company on May 29, 2020, thus, his share ownership is not included in this table.
(10)	Mrs. van Kempen is retiring from the Board, effective at the conclusion of the annual shareholders’ meeting on May 19, 2021.

Equity Compensation Plan Information

We have two main incentive plans, our 2020 Long-Term Incentive Plan ("LTIP"), and our 2014 Nonemployee Director Stock Incentive Plan ("Director Plan"), both of which have been approved by our shareholders. The following table shows the balance of shares in each plan that remain available for future issuance and the number of shares that have been awarded, but not yet vested, under each of the equity compensation plans as of December 31, 2020.

	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by our shareholders
LTIP	1,057,146	—	952,697
Director Plan	87,042	—	560,658
Equity compensation plans not approved by our shareholders	—	—	—
Total	1,144,188	—	1,513,355

Performance Graph

The following performance graph compares the performance of our common shares to the Standard & Poor's 500 Index and the Philadelphia Oil Service Index ("OSX") for the period beginning December 31, 2015 and ending December 31, 2020. Core Lab is now an established member of the OSX, which includes a greater concentration of our most direct peers.

The graph assumes that the value of the investment in our common shares and each index was $100 at December 31, 2015 and that all dividends were reinvested. The stockholder return set forth below is not necessarily indicative of future performance. The following graph and related information is "furnished" and shall not be deemed "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, as amended (the "Exchange Act") except to the extent that Core Laboratories specifically incorporates it by reference into such filing.

INFORMATION ABOUT OUR SUPERVISORY DIRECTORS AND DIRECTOR COMPENSATION

Board of Supervisory Directors

Set forth below as of March 12, 2021 is the biographical information for our Supervisory Directors who will serve following the annual meeting and their respective committee assignments following the meeting, including individuals who have been nominated for election as Class III Supervisory Directors. You may vote for both of the nominees, for one of the nominees or for neither of the nominees.

Nominees for Class III Supervisory Directors (Term To Expire 2024)

Lawrence Bruno

•	President, Chief Executive Officer and Chairman
•	Supervisory Director since 2018
•	Age: 61

Mr. Bruno became President of the Company on February 1, 2018 and on January 1, 2019, he also assumed the position of Chief Operating Officer. On May 20, 2020, Mr. Bruno succeeded Mr. David Demshur as the Chairman of the Supervisory Board and Chief Executive Officer and has led the Company’s global operations for both of its business segments, Reservoir Description and Production Enhancement.

Over the last several years, Mr. Bruno has served as a technical spokesperson for many investor presentations and panels in the oil and gas industry, and has been instrumental in driving the Company’s technology innovation that will continue to be a critical strength in the years to come. Mr. Bruno previously led the Company’s global reservoir-based laboratories within the Company’s Reservoir Description segment, from July 2015 through January 31, 2018. Mr. Bruno has been in the industry for more than 35 years and with the Company for more than 21 years. Prior to being named as President of the

Petroleum Services division in July 2015, Mr. Bruno was the General Manager of U.S. Rocks from 1999 to July 2015. Prior to joining the Company, he was employed at an oil and gas service company for 14 years before it was acquired by the Company in 1999. Mr. Bruno received a Master’s of Science degree in Geology in 1987 from the University of Houston.

Kwaku Temeng

•	Proposed member of the Compensation and the Nominating, Governance and Corporate Responsibilities Committees
•	Age: 66

Mr. Kwaku Temeng has served as Director of Upstream Research at Aramco Services Company (ASC) in Houston, Texas since 2007, and will have retired by the end of March 2021. During his tenure he was responsible for managing Saudi Aramco’s upstream technology and business programs in North America. These included cultivating business relationships, evaluating commercial opportunities, performing analyses of technology trends and best practices, and overseeing technical studies undertaken by commercial laboratories, universities, and technology centers.  Prior to his final assignment, Mr. Temeng worked for 14 years with Saudi Aramco in Saudi Arabia where he held a variety of professional, managerial, and advisory positions. He oversaw managing the company’s drilling budget development, coordination of petroleum engineering studies and served as a special advisor to senior management. He was instrumental in developing the framework for Saudi Aramco’s upstream research and development program. In his assignments with Saudi Aramco and ASC, Mr. Temeng combined his knowledge of engineering and economics to direct production planning, budgeting, and technical studies for the world’s largest producing company. He also administered contracts and relationships with all the major oilfield services companies, and in the process has gained great insight from the client perspective into what drives successful relationships between producing companies and service providers.

Before joining Saudi Aramco, Mr. Temeng worked in the U.S. as a petroleum engineer with Exxon Company USA and Mobil Oil Corporation.  Mr. Temeng earned a Bachelor’s degree in Ocean Engineering from the Massachusetts Institute of Technology (MIT), a Master of Science, Master of Engineering and Doctorate degrees in Petroleum Engineering from Stanford University. He is a member of the Stanford University Earth Sciences Advisory Board,

the Society of Petroleum Engineers and licensed as a professional petroleum engineer in the State of California.  Mr. Temeng’s experience in the oil and gas industry and expertise in petroleum engineering allow him to provide valuable insight to the Company.

Continuing Class II Supervisory Directors (Term to Expire 2022)

Martha Z. Carnes

•	Supervisory Director since 2016
•	Lead Director
•	Chairman of Audit Committee
•	Age: 60

Mrs. Carnes retired from PricewaterhouseCoopers LLP (“PwC”) in June 2016, where she had a thirty-four year career with the firm. She was an Assurance Partner serving large, publicly traded companies in the energy industry. Mrs. Carnes held a number of leadership positions with PwC including the Houston office Managing Partner. She also served as PwC’s Energy and Mining leader for the United States where she led the firm’s energy and mining assurance, tax and advisory practices. In these roles, she was responsible for leading the design and execution of the market and sector strategies, business development, compensation, professional development, succession planning, and client satisfaction. As an Assurance Partner, Mrs. Carnes had vast experience with capital markets activities and was the lead audit partner on some of the largest merger and acquisition transactions completed in the energy sector. Mrs. Carnes also served as one of PwC’s Risk Management Partners and was PwC’s United States representative on the firm’s Global Communities Board. She is a member of the Texas Society of Certified Public Accountants. Since December 2019, she has served as a director of SunCoke Energy, Inc., whose principal businesses are cokemaking and logistics, and is the Chair of the Audit Committee and a member of the Executive Committee. Since July 2017, Mrs. Carnes has also served as a director of Matrix Service Company, a services company that provides engineering, fabrication, infrastructure, construction, and maintenance services primarily to the oil, gas, power, petrochemical, industrial, agricultural, mining and minerals markets, where she chairs the Audit Committee and is a member of the Compensation and Nominations and Governance Committees.

She is also a Member Representative for Ohio Valley Midstream, a member managed limited liability corporation engaged in natural gas and natural gas liquids gathering and processing.  Her financial expertise and experience in working with and auditing public companies in the energy industry, and her operational experience at PwC, a professional services firm, allow her to provide important insight to the Company.

Michael Straughen

•	Supervisory Director since 2016
•	Chairman of Compensation Committee and member of the Audit Committee
•	Age: 71

Following an extensive career in oilfield services, Mr. Straughen retired from executive office at the end of 2014 and has since held various non-executive positions. He currently serves on the board of the Glasgow based Denholm Energy Services Group. He was previously on the board of Glacier Energy Services, an Aberdeen based offshore services company, until June 2020, on the board of ASCO, an Aberdeen based logistics support group until June 2019, and also on the board of GMS PLC, an Abu Dhabi based, but London listed, marine services company for three years until the end of 2016.  Mr. Straughen’s last executive position was as an Executive Director of John Wood Group PLC, the UK’s leading oilfield services business, from 2007 to the end of 2014, where he served as Chief Executive of the Engineering Division, which had revenues of $1.8 billion and 10,000 employees. His responsibilities included P&L performance, HSSE, resourcing, customer relationships, strategy and growth. As an Executive Director of a publicly traded company, he also had responsibilities for corporate governance.  From 1982 to 2007, he served in various roles, including as Group Managing Director, with AMEC PLC, an international project management and engineering services provider. Mr. Straughen is a Chartered Engineer, has served on various industry bodies and been a mentor to small businesses. His extensive management experience in the oil and gas sector, as well as his diverse background, enable him to provide valuable insight on management, governance, and strategic issues.

Gregory B. Barnett

•	Supervisory Director since 2019
•	Member of the Compensation Committee and Current Member of the Nominating, Governance and Corporate Responsibility Committee
•	Age: 59

Gregory B. Barnett is the founder of Envestment Capital, LLC, a privately held company that invests in entrepreneurs, energy and energy technologies, infrastructure and engineered manufacturing. He was founder of EnerCom, Inc., serving as its President from 1994 until 2017 when he sold the firm. EnerCom, Inc. is a management consulting firm serving a global oil and gas client base. In 2016, Forbes Magazine recognized EnerCom in its inaugural list of America’s Best Management Consulting firms. Based in Denver, the company provided client advice and solutions in the areas of strategic marketing, corporate structure and capital markets, corporate valuation, and corporate communication. For the period of 2005 to 2015, he was a founding partner and served as Chief Executive Officer of Strata Capital, Inc. a U.S. broker dealer that advised and raised capital for private oil and gas companies. Since 2013, he has served as an advisor to the executive management team and board of directors of Fortis Energy Services, a private oilfield services company with operating rigs and equipment in the Appalachian, Williston, Powder River and East Texas Basins. In 2018, Mr. Barnett was added to the board of directors of Ubiterra, a private oilfield company delivering cloud-based technologies for geosteering, real-time drilling data and seismic storage. From 1988 to 1993, Mr. Barnett served in various management positions, including international accounting and investor relations at Maxus Energy Company, a NYSE-listed company listed on the Forbes 500 list. Between 1981 and 1987, he worked in banking, oil and gas and public accounting. In 2019, Mr. Barnett was appointed as Executive-in-Residence of the University of Denver’s Daniels College of Business Finance Department. Mr. Barnett earned a Bachelor of Business Administration degree from The University of Texas, Arlington and a Master of Business Administration from Daniels College of Business at the University of Denver. Mr. Barnett’s extensive management and work experience in the global oil and gas sector and his diverse educational background allow him to provide valuable insight on management and strategic issues.

Continuing Class I Supervisory Directors (Term to Expire 2023)

Monique van Dijken Eeuwijk

•	Member of the Nominating, Governance and Corporate Responsibility Committee and proposed Chairman of the Committee
•	Age: 51

Monique G.M. van Dijken Eeuwijk (Dutch nationality, age 51), has over 20 years of experience as a lawyer and board room counsel specialized in (supervisory) laws- and regulations applicable to financial institutions, audit firms, their respective worldwide networks and the national professional services firms of which they form part. Furthermore, she is an expert in the field of data privacy and protection.  Mrs. van Dijken Eeuwijk started her career with Delta Lloyd, a large insurance company and was appointed Company Secretary and subsequently General Counsel of its banking division in 1996. In 2001 she joined NautaDutilh, one of the top 5 law firms in the Netherlands. Within NautaDutilh, she was responsible for leading the Benelux Sector Team Professional Services Firms.  In 2019, she founded the law firm MGM Regulatory & Governance in 2019. Mrs. van Dijken Eeuwijk’s practice, in particular focuses on advising (i) Supervisory Boards on their various roles and how to execute and demonstrate effective internal supervision and governance, (ii) the Managing Board on (the execution of) strategy; long term value creation, ESG, external supervision and how to deal with external Supervisory Authorities. Next to that she advises and assists the Offices of the General Counsel, the Compliance -, Risk Management – and Legal Departments on supervisory and compliance issues; in creating and enabling the provision of (financial) services and the processing of (personal) data on a cross border (global) basis.  Mrs. van Dijken Eeuwijk is appointed as member of the Listed Public Entities Furthermore, she holds the position of co-chair of the Dutch Chapter of the global Women Corporate Directors Foundation.Committee of the Royal Dutch Institute of Chartered Accountants.

She is a member of the Women Interest Group of the International Bar Association, as well as a member of the Dutch Association of Board and Supervisory Board Members. She was also admitted to the ‘Top Women Database’ created by the Dutch Minster of Education, Culture and Science and The Confederation of Netherlands Industry and Employers. She frequently chairs and attends meeting of these various associations and speaks to these groups on a range of topics pertaining to corporate governance, supervision, regulatory law, diversity, ESG, privacy and data protection.  Mrs. van Dijken Eeuwijk also regularly lectures at, amongst other, the Erasmus University, Nyenrode Business University, the Vrije University, the University of Utrecht and Hemingway Professional Governance on aforementioned topics. Mrs. van Dijken Eeuwijk is a graduate of the University of Amsterdam where she earned a degree in European Studies as well as a degree in Dutch law. She is a member of the Dutch Bar.  She has previously also served, next to her law practice, as the assistant secretary of the Board of Disciplines of Accountants, as a member of the Governance Risk and Compliance Committee of the NBA and was a co-author of the Journal for Accounting Law.  As a result of these professional experiences, Mrs. Van Dijken Eeuwijk possesses particular knowledge and experience advising on corporate governance and ESG matters, including risk management and analysis, that strengthen the Board’s collective qualifications, skills and experience.

Harvey Klingensmith

•	Member of the Nominating, Governance and Corporate Responsibility Committee and the Audit Committee
•	Age: 68

Mr. Klingensmith, a native of Denver, Colorado, retired from executive office at the end of January 2019 after numerous executive leadership positions in the oil and gas industry.  Mr. Klingensmith co-founded and served as Chief Executive Officer and Board member of Ajax Resources LLC (“Ajax”), an exploration and production company focused on oil and gas development in the Permian Basin.  He served as CEO from its founding in July 2015 until October 2017 and served on the Board until its sale in 2018. As Co-Founder and Chief Executive Officer of Ajax, Mr. Klingensmith was instrumental in successfully putting together the $425 MM financing package necessary to start Ajax; recruited key personnel needed to build and run the business; and executed key business initiatives that resulted in production growth from 2,000 to 18,500 barrels of oil equivalent per day and Ajax’s sale to Diamondback Energy for $1.24 billion.  Mr. Klingensmith was also President of Wyatt Energy LLC (“Wyatt”), a privately held, independent oil and gas exploration and production company based in Houston, Texas, focused on the identification of and investment in unique opportunities in the oil and gas space, from April 2014 through January 2018.  He led this effort simultaneously with his roles at Ajax.

Mr. Klingensmith also co-founded and served as Chief Executive Officer of Spoke Resources Ltd. (“Spoke”), including its predecessor entity Stone Mountain Resources Ltd (“Stone”), from April 2006 through August 2018.  Spoke was a large natural gas production company headquartered in Calgary, Alberta, and had its primary producing asset in NE British Columbia before its sale to Surmont Oil and Gas in 2018. During his tenure at Spoke and Stone, Mr. Klingensmith led efforts to raise capital, headed operations and production growth as

well as gained experience with financially distressed companies during Stone’s entry into receivership and exit as Spoke before its sale to Surmont Oil and Gas in 2018.  Prior to entering the private space Mr. Klingensmith had served as President of El Paso Canada (2002-2004), Senior Vice President Worldwide Exploration for Coastal Oil and Gas (1994-2001), and Vice President of Worldwide Exploration of Maxus Energy (1986-1993).  Mr. Klingensmith received dual Bachelor of Science degrees in Geological Engineering and Geophysical Engineering from the Colorado School of Mines in 1975. He is an active member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists and the Society of Exploration Geophysicists. Mr. Klingensmith’s over 44 years of diverse experience in the upstream oil and gas business along with his proven leadership and executive oversight experience make him a valuable addition to our board.

Non-Executive Supervisory Director Compensation

The following table sets forth a summary of the compensation we paid to our non-executive Supervisory Directors in 2020. Supervisory Directors who are our full-time employees receive no compensation for serving as Supervisory Directors:

Supervisory Director Compensation

for Year Ended December 31, 2020

Name (1)	Fee Earned or Paid in Cash ($)	Stock Awards (2)(3) ($)	Total ($)
Gregory B. Barnett	69,500	137,094	206,594
Martha Z. Carnes	103,000	137,094	240,094
Monique van Dijken Eeuwijk(4)	34,750	287,385	322,135
Harvey Klingensmith (4)	38,750	287,385	326,135
Margaret Ann van Kempen (5)	86,000	137,094	223,094
Jan Willem Sodderland (6)	45,250	-	45,250
Michael Straughen	97,500	137,094	234,594

(1)

Messrs. Demshur and Bruno are not included in this table because they received no additional compensation for their service as Directors. The compensation earned by Messrs. Demshur and Bruno in 2020 is shown under "Information About our Named Executive Officers and Executive Compensation--Summary Compensation" Mr. Demshur retired from the Board on May 20, 2020.

(2)

The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted under the Restricted Share Award Program during 2020. This value was computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation--Stock Compensation, by discounting the share price on the date of grant by dividends expected to be paid during the term of the award.  Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal year ended December 31, 2020 and are included in our annual report on Form 10-K.

(3)	Each of our currently serving non-executive Supervisory Directors had 14,507 restricted stock awards granted in 2020 and outstanding as of December 31, 2020.
(4)	Mr. Klingensmith and Mrs. van Dijken Eeuwijk were elected at the 2020 annual shareholder meeting.
(5)	Mrs. van Kempen is retiring from the Board, effective at the conclusion of the annual shareholders’ meeting on May 19, 2021.
(6)	Mr. Sodderland retired from the Board in 2020 and does not have any outstanding restricted stock awards.

Retainer/Fees

Each non-executive Supervisory Director was paid the following amounts during fiscal 2020:

•

a base annual retainer, payable semiannually in arrears, in the amount of $55,000, which annual retainer was reduced by ten percent (10%), to $49,500 effective indefinitely, the second half of 2020, due to the downturn in the industry due, in part, to the effects of COVID-19;

•	an additional annual retainer for the following positions:
o	for our Lead Director, an additional $25,000;
o	for our Audit Committee chairman, an additional $25,000;
o	for our Compensation Committee chairman, an additional $20,000;
o	for our Nominating, Governance and Corporate Responsibility Committee ("NGCR Committee") chairman, an additional $12,500;
•	$2,000 per meeting of the Supervisory Board at which the individual was present in person;
•	$2,000 per meeting for each committee meeting at which the individual was present; and
•	reimbursement for all out-of-pocket expenses incurred in attending any Supervisory Board or committee meeting.

Equity-Based Compensation

Effective April 1, 2019, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2019 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2019, rounded upwards to the nearest whole share for a total of 2,177 shares each. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that began on April 1, 2019 and ended on March 31, 2020.

Effective April 1, 2020, we made a grant of restricted shares to the non-executive Supervisory Directors serving in 2020 in the amount of $150,000, divided by the closing price of the Company's stock on March 31, 2020, rounded upwards to the nearest whole share for a total of 14,507 shares each. The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that began on April 1, 2020 and ends on April 1, 2021.

Outstanding awards granted to the current non-executive Supervisory Directors require the recipient's continued service as a director (other than termination of service due to death or disability) to the time of vesting for the recipient to receive the shares that would otherwise vest. In the event of an award recipient's death or disability prior to the last day of these vesting periods, his or her restricted shares would vest in accordance with the aforementioned vesting schedules. If an award recipient's service with us terminates (other than due to death or disability) prior to the last day of these vesting periods, his or her restricted shares would be immediately forfeited to the extent not then vested. In the event of a change in control (as defined in the 2014 Nonemployee Director Stock Incentive Plan (the "2014 Director Plan") prior to the last day of the aforementioned vesting periods and while the award recipient is in our service (or in the event of a termination of the award recipient's service upon such change in control), all of the award recipient's restricted shares will vest as of the effective date of such change in control.

Minimum Stock Ownership by Non-Executive Supervisory Directors

The Compensation Committee has established a requirement that non-executive Supervisory Directors must maintain equity ownership of Company stock, determined using the average price of the stock over the immediately preceding five years, in the minimum amount of five times the annual base retainer for the previous year. Non-executive Supervisory Directors will be allowed five years to achieve that minimum equity ownership level. All current Supervisory Directors are in compliance with the Compensation Committee's requirements.

Policy against Insider Trading

The Company has a written policy against insider trading that is applicable to all Supervisory Directors and other persons with access to material, non-public information about the Company. Such policy provides that entering into any derivative transaction which effectively shifts the economic risk of ownership to a third party (e.g., selling the stock short; entering into collars, floors, cap arrangements, or placing the stock on margin; etc.) is not allowed at any time.

2021 Non-Executive Supervisory Director Compensation

Each non-executive Supervisory Director serving in 2021 shall receive the same level of cash compensation in 2021 as received by Supervisory Board members in 2020 and described above under “Retainer/Fees" on page 16 of this proxy statement.  It is contemplated that the 10% reduction in base annual retainer pay will be restored, effective July 1, 2021.

In addition, effective on April 1, 2021, we will award each of our non-executive Supervisory Directors serving after the conclusion of the 2021 annual shareholders' meeting, an amount of restricted shares equal to $150,000 based on the closing price of the Company's stock on January 20, 2021, which was $34.83 rounded upwards to the nearest whole share.  This amounts to 4,307 shares.  The restricted shares will vest, without performance criteria, at the end of a one-year vesting period that will begin on April 1, 2021 and will end on April 1, 2022. This award will be subject to an agreement to be signed by each recipient.

Board Membership

The Company has a two-tier board structure consisting of a Management Board and a Supervisory Board, each of which must consist of at least one member under the Company's Articles of Association. Under Dutch law, the Supervisory Board's duties include supervising and advising the Management Board in performing its management tasks. The Supervisory Board currently consists of seven Supervisory Directors in three classes. The Supervisory Directors are expected to exercise oversight of management with the Company's interests in mind.

The Management Board's sole member is Core Laboratories International B.V. ("CLIBV"). As a Managing Director, CLIBV's duties include overseeing the management of the Company, consulting with the Supervisory Board on important matters and submitting certain important decisions to the Supervisory Board for its prior approval. CLIBV receives no remuneration for serving as the Company's Managing Director.

Board Structure

Mr. Bruno currently serves as the Company's Chief Executive Officer and as Chairman of the Supervisory Board ("Chairman of the Board"). Given the size of the Company, we believe our stakeholders are well served by having Mr. Bruno hold the Chief Executive Officer role along with being Chairman of the Board and that this is the most effective leadership structure for us at the present time. We also note that within our industry, the common practice is for the same person to hold both positions. We believe this structure has served us well for many years.

Mrs. Carnes has served as our Lead Director since the 2020 annual meeting, following the retirement from the Board of Mr. Sodderland. The Lead Director has leadership authority and responsibilities and sets the agenda for, and leads, all executive sessions of the independent directors, providing consolidated feedback, as appropriate, from those meetings to the Chairman of the Board. Mrs. Carnes has served on the Supervisory Board since 2016. She is deemed to be independent from the Company (according to applicable regulatory standards, as well as by shareholder advisory services such as ISS and Glass-Lewis).

In its role in the risk oversight of the Company, the Supervisory Board oversees our stakeholders' interest in the long-term health and overall success of the Company and its financial strength, as well as the interests of the other stakeholders of the Company. The Supervisory Board is actively involved in overseeing risk management for the Company, and each of our Supervisory Board committees considers the risks within its areas of responsibilities. The Supervisory Board and each of our Supervisory Board committees regularly discuss with management our major risk exposures, their potential financial impact on us and the steps we take to manage them.

Supervisory Director Independence

In connection with determining the independence of each Supervisory Director of the Company, the Supervisory Board inquired as to any transactions and relationships between each Supervisory Director and his or her immediate family and the Company and its subsidiaries, and reviewed and discussed the results of such inquiry. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that a Supervisory Director is independent, under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Corporate Governance Code (the "Dutch Code"). Under the Dutch Code, the Supervisory Board is to be composed of members who are able to act critically and independently of each other and of the Management Board. With regard to Messrs. Barnett, Klingensmith Straughen and Temeng and Mmes. Carnes and van Dijken Eeuwijk, none have ever held any position with the Company or any of its affiliates apart from service on the Supervisory Board and its committees and all qualify as independent under the NYSE Listed Company Manual section 303A.02.

As a result of this review, after finding no material transactions or relationships among the following Supervisory Directors and the Company, the Supervisory Board affirmatively determined that each of Messrs. Barnett, Klingensmith, Straughen and Temeng as well as Mmes. Carnes and van Dijken Eeuwijk are independent under the applicable standards described above.

Supervisory Board Meetings

The Supervisory Board held four meetings in 2020. All Supervisory Directors participated in 100% of the 2020 Supervisory Board meetings. All Supervisory Directors participated in 100% of the meetings in 2020 of all committees on which he or she serves, except Mrs. Carnes missed one Audit Committee meeting for personal reasons. Under our Corporate Governance Guidelines, Supervisory Directors are expected to diligently fulfill their fiduciary duties to the Company, including preparing for, attending and participating in meetings of the Supervisory Board and the committees of which the Supervisory Director is a member. In 2020, all Supervisory Directors participated in the 2020 annual shareholder meeting (“AGM”), though due to COVID-19, such meeting could not be held with all directors and executives present in the Netherlands and was held by telephone conference. Mr. Klingensmith and Mrs. van Dijken Eeuwijk, who were candidates for election the Supervisory Board at the 2020 annual shareholder meeting participated in the conference call for the AGM. All current board members are expected to attend the 2021 annual meeting and the one new board nominee, Mr. Temeng, will also attend the 2021 annual meeting. The details of how they will attend will depend on COVID-19 travel restrictions at the time of the 2021 AGM.

Our non-executive Supervisory Directors meet separately in executive session without any members of management present. The Lead Director is the presiding Supervisory Director at each such session. If any of our non-executive Supervisory Directors were to fail to meet the applicable criteria for independence, then our independent Supervisory Directors would meet separately at least once a year in accordance with the rules of the NYSE.

Committees of the Supervisory Board

The Supervisory Board has three standing committees, the identities, memberships and functions of which are described below. Each Supervisory Director who is at the time "independent" and who has never served as a director of any affiliate of the Company may be considered for Committee assignment at any time during their term, as determined by the Supervisory Board. In accordance with the Dutch Code, any Supervisory Director who is at the time "independent", but who has previously served as a director of any affiliate of the Company, may be considered for Committee assignment, as determined by the Supervisory Board, at the earlier of: (a) five years after they last served as an affiliate director or (b) they are not classified as "non-independent" at the time of their nomination and election.

Audit Committee

The current members of the Audit Committee are Mrs. Carnes (Chairman), and Messrs. Klingensmith and Straughen and they will continue in those roles following the conclusion of the 2021 annual shareholder meeting. The Audit Committee's principal functions, which are discussed in detail in its charter, include making recommendations concerning the engagement of the independent registered public accountants, reviewing with the independent registered public accountants the plan and results of the engagement, approving professional services provided by the independent registered public accountants and reviewing the adequacy of our internal accounting controls. Each member of the Audit Committee is independent, as defined by Section 10A of the Exchange Act of 1934, as amended (the "Exchange Act") and by the corporate governance standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code. Each member of the Audit Committee is financially literate and Mrs. Carnes qualifies as an audit committee financial expert under the rules promulgated pursuant to the Exchange Act. The Audit Committee held five meetings in 2020. A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/cr/governance. See "Audit Committee Report" below.

Compensation Committee

The current members of the Compensation Committee are Mr. Straughen (Chairman), Mr. Barnett and Mrs. van Kempen. Following the 2021 AGM, Mr. Straughen will continue to serve as Chairman of the Committee, and Mr. Temeng will be added to the Committee such that following the 2021 AGM, the members of the Committee shall be Messrs. Straughen (Chairman), Barnett and Temeng. The Supervisory Board has determined that each of the members of the Compensation Committee is (i) independent under the NYSE’s rules governing Compensation Committee membership; (ii) a “non-employee director” under Rule 16b-3 of the Exchange Act; and (iii) an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRS Code").

The Compensation Committee's principal functions, which are discussed in detail in its charter, include a general review of our compensation and benefit plans to ensure that they are properly designed to meet corporate objectives. The Compensation Committee reviews and approves the compensation of our Chief Executive Officer and our senior executive officers, granting of awards under our benefit plans and adopting and changing major compensation policies and practices. In addition to establishing the compensation for the Chief Executive Officer, the Compensation Committee reports its recommendations to the Supervisory Board for approval to review and approve awards made pursuant to our LTIP. Pursuant to its charter, the Compensation Committee has the authority to delegate its responsibilities to other persons. The Compensation Committee held six meetings in 2020.

The Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. The consultant reports directly to the committee, which pre-approves the scope of the work and the fees charged. The Compensation Committee communicates to the consultant the role that management has in the analysis of executive compensation, such as the verification of executive and Company information that the consultant requires.

The Compensation Committee operates under a written charter. A copy of the Compensation Committee charter may be found on the Company's website at http://www.corelab.com/cr/governance. See "Compensation Committee Report" below.

Nominating, Governance and Corporate Responsibility Committee

The current members of the NGCR Committee are Mrs. van Kempen (Chairman), Mr. Klingensmith and Mrs. van Dijken Eeuwijk.  Following the 2021 AGM, Mrs. van Dijken Eeuwijk will be appointed to serve as Chairman of the Committee, due to the retirement of Mrs. van Kempen from the Board and the members at that point will be Mrs. van Dijken Eeuwijk and Messrs. Klingensmith and Temeng.

The NGCR Committee's principal functions, which are discussed in detail in its charter, include recommending candidates to the Supervisory Board for election as Supervisory Directors, recommending candidates to the Supervisory Board for appointment to the Supervisory Board's committees, reviewing and overseeing compliance with the Company's corporate governance and social responsibility policies; and leading the Supervisory Board in its annual review of the performance of the Supervisory Board, its committees and management. The NGCR also regularly discusses a succession plan for the Chief Executive Officer and other senior executive management. Each member of the NGCR Committee is independent as defined by the corporate governance standards of the NYSE. The NGCR Committee held three meetings in 2020.

The NGCR Committee operates under a written charter, a copy of which may be found on the Company's website at http://www.corelab.com/cr/governance.

Qualifications of Supervisory Directors

The NGCR Committee has the responsibility to make recommendations to the Board of Supervisory Directors of candidates for the Supervisory Board that the NGCR Committee believes will perform well in that role and maximize shareholder and stakeholder value. In considering suitable candidates for that position, the NGCR Committee considers, among other factors, the person's reputation, knowledge, experience, integrity, independence, skills, expertise, business and governmental acumen and time commitments. In addition to considering these factors on an individual basis, the NGCR Committee considers how these factors contribute to the overall variety and mix of attributes of our Supervisory Board as a whole so that the members of our Supervisory Board collectively possess the diverse knowledge and complementary attributes necessary to oversee our business. Supervisory Directors should be excellent representatives of the Company and be able to provide a wide range of management and strategic advice and be someone that the Company can count on to devote the required time and attention needed from members of the Supervisory Board. In the case of current Supervisory Directors being considered for re-nomination, the NGCR Committee will also take into account the Supervisory Director's tenure as a member of our Supervisory Board; the Supervisory Director's history of attendance at meetings of the Supervisory Board and committees thereof; the Supervisory Director's preparation for and participation in all meetings; and the Supervisory Director's contributions and performance as a member of the Supervisory Board.

Six of the seven members of the Supervisory Board who will serve following the 2021 annual meeting, assuming the election of Mr. Temeng, are considered independent under applicable SEC, NYSE and Dutch Code standards. For this year's annual meeting and election, the NGCR Committee believes the candidates possess the characteristics outlined above and bring to the Supervisory Board valuable skills that enhance the Supervisory Board's ability to manage and guide the strategic affairs of the Company in the best interests of our shareholders and our other stakeholders.

A more complete description of the specific qualifications of each of our Supervisory Board members and of this year's nominees are contained in the biographical information section beginning on page 10 of this proxy statement.

Supervisory Director Nomination Process

The NGCR Committee, the Chairman of the Board, the Chief Executive Officer, or a Supervisory Director identifies a need to add a new Supervisory Board member that meets specific criteria or to fill a vacancy on the Supervisory Board. The NGCR Committee also reviews the candidacy of existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board. The NGCR Committee also considers recommendations for nominees for directorships submitted by shareholders as provided below:

•

If a new Supervisory Board member is to be considered, the NGCR Committee initiates a search by seeking input from other Supervisory Directors and senior management, and hiring a search firm, if necessary. An initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Supervisory Board are identified by and/or presented to the NGCR Committee, which ranks the candidates. Members of the NGCR Committee review the qualifications of prospective candidate(s), and the Chairman of the Board, the Chief Executive Officer, and all other Supervisory Board members have the opportunity to review the qualifications of prospective candidate(s);

•

Shareholders seeking to recommend Supervisory Director candidates for consideration by the NGCR Committee may do so by writing to the Company's Secretary at the address indicated on page 5 of this proxy statement, giving the recommended candidate's name, biographical data and qualifications. The NGCR Committee will consider all candidates submitted by shareholders within the time period specified under "Other Proxy Matters - Information About Our 2022 Annual Meeting; Shareholder Proposals and Shareholder Access" below;

•

The NGCR Committee recommends to the Supervisory Board the nominee(s) from among the candidate(s), including existing members of the Supervisory Board whose terms are expiring and who may be eligible for reelection to the Supervisory Board, and new candidates, if any, identified as described above; and

•	The nominee(s) are nominated by the Supervisory Board.

Related Person Transactions

Related person transactions have the potential to create actual or perceived conflicts of interest between the Company and its Supervisory Directors and named executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing with management and the independent registered public accountants (together and/or separately, as appropriate) insider and affiliated party transactions and potential conflicts of interest. The Audit Committee has delegated authority to review transactions involving employees, other than our named executive officers, to our general counsel. We identify such transactions by distributing questionnaires annually to each of our Supervisory Directors, officers and employees.

In deciding whether to approve a related person transaction, the following factors may be considered:

•	information about the goods or services proposed to be or being provided by or to the related party or the nature of the transactions;
•	the nature of the transactions and the costs to be incurred by the Company or payments to the Company;
•	an analysis of the costs and benefits associated with the transaction and a comparison of comparable or alternative goods or services that are available to the Company from unrelated parties;
•	the business advantage the Company would gain by engaging in the transaction; and
•	an analysis of the significance of the transaction to the Company and to the related party.

To receive approval, the related person transaction must be on terms that are fair and reasonable to the Company, and which are on terms as favorable to the Company as would be available from non-related entities in comparable transactions. The Audit Committee requires that there is a Company business interest supporting the transaction and the transaction meets the same Company standards that apply to comparable transactions with unaffiliated entities. The Audit Committee has adopted a written policy that governs the approval of related person transactions.

There were no transactions that occurred during fiscal year 2020 in which, to our knowledge, the Company was or is a party, in which the amount involved exceeded $120,000, and in which any director, director nominee, named executive officer, holder of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Compensation Committee Interlocks and Insider Participation

During 2020, no named executive officer served as:

•

a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served on our Compensation Committee;

•

a member of the compensation committee (or other Supervisory Board committee performing equivalent functions or, in the absence of any such committee, the entire Supervisory Board of Directors) of another entity, one of whose named executive officers served as one of our Supervisory Directors; or

•	a director of another entity, one of whose named executive officers served on our Compensation Committee or the board of directors of one of our subsidiaries.

Communications with Directors; Website Access to Our Corporate Documents

Shareholders or other interested parties can contact any Supervisory Director or committee of the Board of Supervisory Directors by directing correspondence to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040. Comments or complaints relating to the Company's accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee.

Our Internet address is www.corelab.com. Our Corporate Governance Guidelines, Code of Ethics and Corporate Responsibility and the charters of our Supervisory Board committees are available on our website. We will also furnish printed copies of such information free of charge upon written request to our Investor Relations department (investor.relations@corelab.com).

We file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K with the SEC. We also file Annual Accounts and Semi-Annual Accounts with the Dutch regulator, the Autoriteit Financiële Markten ("AFM").

These reports are available free of charge through our website as soon as reasonably practicable after they are filed with the respective agency. We may from time to time provide important disclosures to investors by posting them in the investor relations section of our website, as allowed by SEC and/or AFM rules. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding our Company that we file electronically with the SEC.

Dutch Corporate Governance Code

The Dutch Corporate Governance Code contains principles of good corporate governance and best practice provisions. The Dutch Code emphasizes the principles of integrity, transparency and accountability as the primary means of achieving good corporate governance. The Dutch Code includes certain principles of good corporate governance, supported by "best practice" provisions. Listed Dutch N.V. companies are required to disclose in their annual report how they intend to incorporate the principles of the Dutch Code or, where relevant, to explain why they do not. The Management and Supervisory Boards regularly monitor the Dutch Code and generally agree with its fundamental principles. As discussed above, the Company complies with U.S. corporate governance rules and, to the extent consistent therewith, the corporate governance principles of the Dutch Code. The Company intends to continue to monitor the developments in corporate governance and shall take such steps as it considers appropriate to further implement the provisions of the Dutch Code. Please see the report of the Management Board, a copy of which will be available for inspection at our offices in the Netherlands, located at Van Heuven Goedhartlaan 7B, 1181 LE,

Amstelveen, the Netherlands and on our Internet site at www.corelab.com for a discussion of our compliance with the Dutch Code.

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation policies and practices and found that the compensation policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee and our Supervisory Board are aware of the need to routinely assess our compensation policies and practices and will make a determination as to the necessity of this particular disclosure on an annual basis.

CORPORATE GOVERNANCE AND RESPONSIBILITY

Core Laboratories maintains a corporate governance page on its website that includes key information about corporate governance initiatives, including Corporate Governance Guidelines, a Code of Ethics and Corporate Responsibility, and committee charters for the Audit, Compensation, and NGCR Committees of the Supervisory Board. The corporate governance page can be found at http://www.corelab.com/cr/governance.

The actions we are taking regarding corporate responsibility, are posted on our website, and in the form of our Annual Sustainability Reports, under the "Corporate Responsibility" link at http://www.corelab.com/cr/.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis ("CD&A") describes our executive compensation program as it relates to our Named Executive Officers ("NEOs"). This CD&A also summarizes the Compensation Committee's process for making pay decisions, as well as its rationale for specific decisions related to the 2020 performance year. Our NEOs for 2020 are listed below, along with the title that each NEO held during the 2020 year:

Name of Executive	Title
Lawrence Bruno	Chairman, President and Chief Executive Officer
Christopher S. Hill	Senior Vice President and Chief Financial Officer
David M. Demshur	Former Chairman and Chief Executive Officer

Effective May 20, 2020, Mr. Bruno became our Chairman and Chief Executive Officer, in addition to his role as President and Chief Operating Officer. Mr. Bruno succeeded Mr. Demshur who subsequently retired from the Company on May 29, 2020.

Executive Summary

Industry Conditions and COVID-19

The 2020 year proved to be a challenging time for people around the globe, and particularly for those in the oil and gas sector. Both the industry downturn and COVID-19 created unprecedented and protracted disruption to businesses and most societies. Understanding our responsibility to our shareholders, employees and communities in which we operate, we developed and adhered to the following goals throughout 2020:

1.

Met the current challenges head-on, while acting expeditiously to ensure disruptions to operations were minimized and fulfill our obligations as a Cybersecurity and Infrastructure Security Agency (“CISA”) Energy Sector, Critical Infrastructure Workforce.

2.	Employed strategies to keep the Company best positioned for success when the market stabilizes
3.	Achieved these essential objectives with as little impact to our employees as possible

We remained committed to maintaining our zero-incident environment, making safety a top priority in all of our facilities. To do this, we underwent several safety precautions to ensure that our employees, clients, vendors, and anyone visiting our facilities felt safe. These included:

1.

Creating a Pandemic Update SharePoint site containing a COVID-19 Dashboard to track cases and response at our facilities and the latest in information provided by the World Health Organization (“WHO”), Centers of Disease Control and Prevention (“CDC”) and Core Lab.

2.	Updating our pandemic preparedness policy
3.	Creating a COVID-19 Symptomatic and Positive Response Plan
4.	Practicing work from home when possible, and in accordance with local health advisories
5.	Increasing the cleaning and sanitation practices at facilities and requiring mask, social distancing and hygiene protocols are followed by all employees

To keep everyone informed, we created a global communication plan that included: email blasts, FAQ documents, CoreConnect Articles, Flyers and Notices outlining Core Lab’s health and safety expectations and guidelines.

We stayed focused on our corporate responsibility efforts, participating in several initiatives to assist our employees and communities through the hardships created by COVID-19. When many were suffering from job losses, pay cuts and health concerns, our employees rallied and implemented food drives, blood drives, and monetary fund-raisers to help ease the burden felt in our communities.

2020 Business Achievements

Over the course of our 25 years as a publicly-traded company, we have posted an annualized compounded shareholder return of 9.9%, according to Bloomberg Financial, compared to 9.7% of the S&P 500, over that same time period. See "Ownership of Securities - Performance Graph" on page 9 of this proxy statement for a graph that compares our five-year cumulative total shareholder return to the S&P 500 Index and the Philadelphia Oil Services Index ("OSX").

In addition, during 2020, our relative and absolute results are as follows:

•

Based on Bloomberg's calculations using the latest comparable data available, our return on invested capital ("ROIC") was at the 86.6th  percentile of the Bloomberg Oil and Gas Services Comp Group ("Comp Group"). (1)

•	Revenue decline of 22.5% for the year was at the 50th percentile of the Comp Group.
•	Operating margin of 11.2% was at the 71st percentile of the Comp Group. (1)
•	EPS decline of 58.5% was at the 83rd percentile of the Comp Group. (1)
•

Core Lab recorded one of its best safety records ever with a Total Recordable Injury Rate of 0.28 and Lost Time Injury Rate of 0.05.  Year over year Lost Time Incident Rate improved 38% a major accomplishment by Core Lab employees globally.

•

We improved our ranking/score/standing on several key sustainability indexes and have been awarded inclusion in additional sustainability related indices in 2020. This reflects our emphasis on producing long-term profitable growth in a sustainable and responsible manner.

(1)	Excluding one-time non-cash charges of $132.6 million associated with imnpairment of goodwill, intangible assets and inventory, due to the signifanct impact of the global pandemic.

Compensation Actions

During 2020-2021, our executive compensation decisions included:

•

Salary adjustments to reflect new/expanding roles: Salaries for Mr. Bruno and Mr. Hill were increased in early 2020 to reflect new position responsibilities for Mr. Bruno and growth in Mr. Hill’s current role.

•

Salary reductions in response to challenging conditions: NEO salaries were subsequently reduced by total of 20% in base salaries that occurred in two installments in March and April of 2020, in reaction to challenges faced by the Company due to industry conditions and the COVID-19 pandemic.

•

No bonuses were paid to NEOs under our annual incentive plan: For the fifth consecutive year, none of our NEOs received a bonus under the annual incentive plan.  Actual performance under the plan would have justified a payout at 76.19% of target for each NEO. However, based upon a broader assessment of the Company’s financial and stock price performance for 2020, our Chairman recommended that no bonus be paid under the plan; and

•	Continued commitment to performance based LTI: We granted NEO equity exclusively in the form of performance share awards for 2020 and 2021.

2020 "Say-on-Pay" / Shareholder Engagement

Each year, we carefully consider the results of our shareholder say-on-pay vote from the preceding year. We also consider the feedback we receive from our major shareholders, which we solicit in various ways to including through face to face meetings during the year. During 2020, we held an annual meeting with 84% of shares outstanding represented at the meeting. At that annual meeting, almost 94% of the votes cast approved our executive compensation program. We believe that this strong level of shareholder support reinforces the Committee's view that our compensation program remains aligned with the best interests of our shareholders.

Best Compensation Governance Practices & Policies

Our executive compensation program is grounded in the following policies and practices, which promote sound compensation governance, enhance our pay-for-performance philosophy and further align our executives' interests with those of our stakeholders:

WHAT WE DO		WHAT WE DO NOT DO
✓	100% of NEO equity awards are performance-based and at-risk	✘	No hedging transactions by executive officers or directors
✓	Target performance for equity incentive awards set at 75th percentile of industry peers	✘	No significant perquisites
✓	Incentive awards that are based on both absolute and relative performance results, with no guaranteed payouts	✘	No "single trigger" change in control cash severance benefits
✓	Equity award grants subject to three-year performance periods to promote retention	✘	Core Lab stock may not be margined by executive officers or directors
✓	Retain independent compensation consultant

Developing, Retaining and Rewarding Our Employees

The success of our organization is built on great people, doing outstanding work in often challenging environments. Core Lab recognizes and values this dedication and is committed to providing resources that engage employees, enhance their work experience, and develop them for the future.

•

To ensure we have a diverse employee population reflective of our communities and client base, we have implemented recruiting practices that support and encourage the hiring and retention of diverse talent.

•

To ensure we stay competitive in how we compensate and reward our employees, we use a Total Rewards approach which is aligned to our business strategy and country-specific market influences. We offer competitive compensation and benefit programs in each country where we operate.

•

To ensure our employees understand where they add value to the organization, provide focus on and discussion around career aspirations, and reward employees for high performance, our annual Performance Management cycle is an ongoing process that enables managers and employees to collaborate throughout the year to set performance goals and development objectives that align to business objectives.

•

To ensure we are providing our employees opportunities for growth and development, we have introduced Employee Development as a new Core Value. Our Core Values are the framework that unite us on the path toward achieving our goals and propelling Core Lab forward. With the inclusion of Employee Development as a Core Value we have solidified our foundation by which we conduct our business and treat each other.

What Guides Our Executive Compensation Program

Compensation Philosophy and Objectives

Our executive compensation program is designed to create a strong financial incentive for our NEOs to maximize ROIC and other financial and operational metrics, which we believe leads to long-term sustainable growth in stakeholder value. Our compensation philosophy is driven by the following guiding principles and objectives:

Guiding Principle	Objective
Pay for Performance	Drive performance relative to our financial goals which are designed to achieve growth in shareholder returns and long-term value for our owners
Competitiveness	Provide compensation at levels that will attract, motivate, and retain highly qualified executives who are focused on the long-term best interests of our shareholders
Stakeholder Alignment	Reinforce a culture of ownership and long-term commitment to sustainable shareholder value creation through alignment of Corporate, Environmental and Social Governance

The Core Elements of Compensation

The core elements of executive compensation are summarized in the table below:

Element	Form	What It Does	How It Links to Performance
Base Salary	Cash (Fixed)	Provides a competitive rate relative to similar positions in the oilfield services industry and other service-based industries, and enables the Company to attract and retain critical executive talent	Based on job scope, level of responsibilities, experience, tenure and market levels
Annual Cash Incentive Plan	Cash (Variable)	Focuses executives on achieving annual financial and operational goals that drive long-term stockholder value	•Payouts: 0% to 220% of target, based on annual performance •Combination of absolute and relative financial and non-financial goals
Long-Term Incentive Plan (LTIP)	Equity (Variable)	Provides incentives for executives to execute on longer-term financial/strategic growth goals that drive value creation and support talent retention	•Payouts: 0% to 150% of target, based on performance over a three-year period •Combination of relative (ROIC) and absolute (TSR) performance

Pay Mix:  Emphasis on Variable Performance-based Compensation

The charts below show the target compensation of our Chief Executive Officer ("CEO") and our other NEOs for fiscal 2020. These charts illustrate that a majority of NEO compensation is performance-based and variable (82% for our CEO and an average of 78% for our other NEOs). We view each compensation element as a different means of encouraging and promoting performance. These elements are designed to work in tandem, not against each other. The weighting of these compensation components is consistent with the market and puts a material, significant portion of the executives' total direct compensation "at risk" if Company performance declines or under performs relative to the Comp Group.

CEO Realizable Compensation: Aligned with Performance

Our emphasis on at-risk, variable and performance-based pay elements, particularly equity incentives, helps to ensure that the actual compensation realized by our NEOs aligns with returns to our shareholders. As shown in the charts below, CEO realizable pay over the past five years has aligned closely with our total shareholder return performance.

CEO REALIZABLE PAY ALIGNED WITH PERFORMANCE

CEO Realizable Pay By Year ($MM)
Base Salary
Annual Incentive
Performance Share Units
Indexed TSR
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$-
-4%
-18%
-60%
-57%
-31%
Target
Realizable
Demshur
2016
Target
Realizable
Demshur
2017
Target
Realizable
Demshur
2018
Target
Realizable
Demshur
2019
Target
Realizable
Bruno
2020

Target compensation includes base salary, target annual incentive opportunity, and the (target) grant-date value of performance share units. Realizable compensation includes base salary, actual annual cash incentive paid, and the value of performance share units determined by whether the awards are still outstanding as of the end of the year or have been settled during that year. Any performance share units settled within the five-year period have been adjusted for actual payout percent. Outstanding performance share unit awards have been valued assuming a target payout with the stock price that is applicable at the end of each year.

The Role of the Compensation Committee

Our Compensation Committee's principal functions include conducting periodic reviews of the compensation and benefits programs to ensure that they are properly designed to meet corporate objectives, overseeing of the administration of the cash incentive and equity-based plans and developing the compensation program for the Supervisory Directors.

The Compensation Committee generally focuses on compensation structures designed to reflect the normal market range (between the 25th to 75th percentiles), which gives the Compensation Committee the ability to set compensation that reflects Company and individual performance. We believe that maintaining compensation in the normal market range of our peer group minimizes competitive disadvantage while at the same time fairly compensating our NEOs for meeting our corporate goals. The Compensation Committee uses a range of compensation targets so as to respond better to changing business conditions, manage salaries and incentives more evenly over an individual's career, and minimize potential for automatic increases in salaries and incentives that could occur with inflexible and narrow competitive targets. The Compensation Committee links a significant portion of each executive's total compensation to accomplishing specific, measurable results based on both company and individual performance intended to create value for shareholders in both the short- and long-term. Only executives with performance exceeding established targets may exceed the market median in total compensation due to incentive compensation.

The Role of Management

Our CEO provides recommendations to the Compensation Committee in its evaluation of our other NEOs, including recommendations of individual cash and equity compensation levels for each of the NEOs.  Mr. Bruno does not participate in discussions regarding his own pay.

The Role of the Independent Compensation Consultant

Our Compensation Committee periodically retains a consultant to provide independent advice on executive compensation matters and to perform specific project-related work. During 2020, the Compensation Committee engaged both Pearl Meyer & Partners ("Pearl Meyer") and Meridian Compensation Partners ("Meridian") to provide information on pay levels and program design for 2020.  Both consultants reported to and acted at the direction of the Compensation Committee.  Based on the information presented to it, the Compensation Committee assessed the independence of both firms pursuant to applicable SEC and NYSE rules and concluded that each firm’s work for the Compensation Committee did not raise any conflict of interest for 2020.

The Role of Market Compensation Analysis

The Compensation Committee reviews several sources as a reference for determining competitive total compensation packages. For 2020 executive compensation recommendations, the Compensation Committee reviewed and considered its consultants’ evaluation and analysis of compensation survey data from multiple general industry and industry-specific sources.

In addition, the Compensation Committee reviewed proxy statement data from a peer group of companies (see below). These analyses were used to determine the NEOs' base salary, annual incentive targets and long-term equity awards (100% performance-based) for 2020.

Selecting the Peer Group

The Compensation Committee, with the assistance of its independent consultants, developed a peer group of companies to be used for compensation comparison purposes. The peer group consists of publicly traded oilfield services companies comparable in size to our company in terms of annual revenues and the value of ongoing operations. The following companies comprise our compensation peer group used to evaluate the market for NEO compensation for 2020:

Apergy Corporation	Frank’s International N.V.	Oil States International
Baker Hughes Company	Fugro N.V.	RPC, Inc.
CARBO Ceramics Inc.	Helix Energy Solutions Group	TechnipFMC plc
Dril-Quip Inc.	John Wood Group PLC	TGS-NOPEC Geophysical Company ASA
Forum Energy Technologies	Oceaneering International	Valaris plc

In addition, the Compensation Committee reviewed the incentive trends at the following company of interest which was not included in our group for compensation comparisons due to relative financial size considerations:

•Schlumberger, Ltd.

The Compensation Committee periodically reviews the composition of our compensation peer group to ensure it remains appropriate.

2020 Compensation Program Details

Base Salary

Base salary is the fixed annual compensation we pay to an executive for performing specific job responsibilities. It represents the minimum income an executive may receive in any given year. We target annual base salaries in the middle range of our peer group for executives having similar responsibilities. The Compensation Committee may adjust salaries based on its annual review of the following factors:

•	the individual's experience and background.
•	the individual's performance during the prior year.
•	the benchmark salary data.
•	the general movement of salaries in the marketplace; and
•	our financial and operating results.

As a result of these factors, a particular executive's base salary may be above or below the median of our peer group for a given year. The table below shows base salaries for each of our NEOs for the years ending December 31, 2020 and 2019. With respect to the 2020 year, the table below shows the base salary values originally approved by the Compensation Committee, but as previously noted the salaries were subsequently reduced by a total of 20% by April 2020 in response to industry conditions and the COVID-19 pandemic, a reduction that was effective for the remainder of the 2020 year. During 2021, the Compensation Committee will continue to monitor the NEO base salaries toward restoration to the full salary as shown below.

Name of Executive	2021 ($)	April 2020 (2) ($)	January 2020 ($)	2019 ($)
Lawrence Bruno	820,000	656,000	820,000	531,000
Christopher S. Hill	430,000	344,000	430,000	365,000
David M. Demshur (1)	~~-~~	832,000	1,040,000	1,040,000

(1) Mr. Demshur resigned from Chief Executive Officer on May 20, 2020, and subsequently retired from the Company on May 29, 2020.

(2) Messrs. Demshur, Bruno, and Hill salaries were subsequently reduced by total of 20% in two installments in March and April 2020.

Annual Cash Incentives

All our NEOs participate in our annual cash incentive plan. Under this plan, each NEO is assigned a target and a maximum bonus expressed as a percentage of his base salary. The target bonus percentage and maximum bonus percentage for each of our NEOs for 2020 is set forth in the table below. Target and maximum opportunities for Messrs. Demshur and Hill were unchanged from 2019. Mr. Bruno’s opportunity under the plan increased due to his expanded roles and responsibilities in 2020.

		Award Percentages
Name of Executive	Title	Target		Maximum
Lawrence Bruno	Chairman, President and Chief Executive Officer	90%	-	200%
Christopher S. Hill	Senior Vice President and Chief Financial Officer	75%	-	150%
David M. Demshur	Former Chairman and Chief Executive Officer	110%	-	220%

The target award opportunity is established as a percentage of salary for each NEO based upon a review of the competitive data for that officer's position, level of responsibility and ability to impact our financial success.

The Compensation Committee has set performance goals that are consistent with the Company's business strategy and focus on creating long-term shareholder value. Performance is assessed based on the achievement of specific financial measures, safety metrics, operating objectives, and environmental, social and governance goals. The Compensation Committee may also consider individual contributions to performance results.

Relative Performance

Relative performance which requires that NEOs achieve at least median performance amongst peers which accounts for 75% of the potential annual cash incentive award and is based on the achievement of three different financial performance metrics as compared to the Comp Group:

Metric	Description	Weight
Revenue	Change in the Company’s annual revenue relative to Comp Group	25%
Operating Margin	Change in the Company’s margins relative to Comp Group	25%
EPS	Change in the Company’s annual EPS relative to Comp Group	25%

Relative performance is assessed after the end of the year. Bloomberg data is analyzed on a trailing four-quarter period for the Comp Group as published by Bloomberg for the period ending with the third quarter of the current year. This data is used to determine the Company’s performance as a percentile of the Comp Group for each metric, which is then ranked.

NEOs may earn up to 200% of the target opportunity for each metric in return for finishing at the top (at the 100th percentile) in the Comp Group. Performance below 50th percentile of the group on any metric will result in a 0% payout for that metric. Performance between these points is calculated using straight-line interpolation as shown in the table below.

Percentile of Comp Group	Below 50th	50th	100th
Payout as a Percent of Target	0%	100%	200%

Absolute Performance

Absolute performance accounts for 25% of the annual incentive award. The Compensation Committee evaluates the Company’s year-over-year improvement in the areas of safety and ESG. The Compensation Committee bases its determination primarily on objective third-party reports and may award up to 25% of the maximum bonus possible depending on the Company’s overall improvement in these areas. If the Compensation Committee determines that the Company’s performance has declined, it may award as little as zero (0) bonus for this metric.

2020 Results

For 2020, our performance results were as follows:

Metric	Weight	Ranking	Percent of Target for This Metric	Weighted Percent of Target
Revenue	25%	50th percentile	100.00%	12.50%
Operating Margin	25%	71st percentile	142.88%	17.86%
EPS	25%	83rd percentile	166.64%	20.83%
Weighted payout factor (relative)				51.19%
Absolute Performance	25%		200.00%	25.00%
Weighted payout factor (total)				76.19%

As shown, relative and actual performance under the plan produced a payout factor equal to 76.19% of target. However, based upon a broader assessment of Company financial performance, prevailing industry conditions, and stock price performance during 2020, our CEO recommended that no bonus be paid to our NEOs.

Name of Executive	Target Award Opportunity (%)	Target Award Opportunity ($)	Approved Payout Factor	Actual Bonus Paid
Lawrence Bruno	90%	738,000	200%	-
Christopher S. Hill	75%	322,500	150%	-

Equity Incentive Compensation

We currently administer long-term incentive compensation awards through our LTIP. Under the LTIP, our NEOs are eligible for performance-based restricted shares.

Our Compensation Committee, based on recommendations from our CEO (other than with respect to awards for himself), determines the amount of each NEO's grant by periodically reviewing competitive market data and each NEO's long-term past performance, ability to contribute to our future success, and time in the current job. The Compensation Committee considers the risk of losing the executive to other employment opportunities and the value and potential for appreciation in our shares. The number of shares previously granted or vested pursuant to prior grants is not typically a factor in determining subsequent share grants to a NEO. The Compensation Committee considers the foregoing factors together and determines the appropriate magnitude of the award.

Performance Share Award Program ("PSAP")

PSAP shares vest if we achieve certain performance goals generally over a three-year period, which allow us to compensate our employees as we meet or exceed our business objectives.

PSAP Awards Generally

Under the PSAP, our NEOs are awarded rights to receive a pre-determined number of common shares if certain performance targets are met at the end of a three-year performance period and as specified in the applicable agreements. Awards vest at the end of each three-year performance period.

Performance share units may be earned based upon our ROIC performance against Bloomberg Peer Group of comparably sized companies ("Bloomberg Peer Group").  In order for our NEOs to earn a target award, our performance must be at the 75th percentile of the group as shown in the chart below.  Performance below the 50th percentile results in no payout.

ROIC Percentile of Bloomberg Group	Below 50th	50th	75th	100th
Shares Earned as a Percent of Target	0%	50%	100%	150%

Starting with 2020 awards, Compensation Committee has added a modifier based upon absolute total shareholder return (“TSR”), such that any award for performance in excess of 75th percentile ROIC may be reduced if TSR over the period is not positive.

2018 PSAP Awards

On February 13, 2018, we made grants of 55,720 restricted performance shares to our current NEOs. The three-year Performance Period began on January 1, 2018 and ended on December 31, 2020.  Based upon actual performance, excluding one-time non-cash charges due to the significant impact of the global pandemic for the Company and other companies in the Bloomberg Group, our relative ROIC was at the 86.6th percentile of the Bloomberg Group, which would have resulted in a payout at 123% of target. However, in light of a broader evaluation of Company performance, including absolute stock price performance over the three-year performance period, the Compensation Committee capped payout at 100% of target.

The 2018 PSAP awards to the executives who were NEOs on the grant date were as follows:

Name of Executive	Target Award (in Shares)	Three Year Average ROIC Percentile Rank	Approved Percent of Target Award Earned	Actual Share Earned
Lawrence Bruno	13,682	86.6%	100%	13,682
David M. Demshur	42,038	86.6%	100%	42,038

2020 PSAP Awards

On February 11, 2020, we made grants of 267,506 restricted performance shares to our current NEOs serving in 2020. The three-year Performance Period began on January 1, 2020 and will end on December 31, 2022.

The 2020 PSAP awards to the executives who were NEOs on the grant date were as follows:

Name of Executive	Target Award (in Shares)	Maximum possible award (in shares)
Lawrence Bruno	91,212	136,818
Christopher S. Hill	31,688	47,532
David M. Demshur	144,606	216,909

Executive Compensation Policies

Stock Ownership Requirements

Alignment with shareholder interests is reinforced through meaningful stock ownership requirements among the NEOs. In order to help ensure that our NEOs maintain a meaningful ownership stake, the Compensation Committee has adopted the ownership requirements related to common shares outlined below:

NEO	Required Ownership of Common Shares (multiple of salary)
CEO	5.0x
Other NEOs	3.0x

NEOs have five years from the date they become a NEO to comply with these guidelines as of December 31, 2020.  All of our NEOs were either in compliance with their required ownership level or were still within the five-year compliance window for their position.

Securities Trading Policy and Hedging Restrictions

We prohibit officers, directors and certain other managers from trading our securities on the basis of material, non-public information or "tipping" others who may so trade on such information and from trading in our securities without obtaining prior approval from our General Counsel. If a manager or officer does not have inside information that is material to the business, such officer or manager may trade immediately following quarterly earnings press releases during an open trading window. Any exceptions must be requested in writing and signed by our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or our General Counsel. Core Lab stock may not be margined, any derivative transaction which effectively shifts the economic risk of ownership to a third party, or any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities, is not allowed at any time by our NEOs and managers (including our directors) unless approved by the Compensation Committee. The policy does not apply to all of our employees, nor does it specifically apply to the designees of directors, executive officers or covered employees.

Health and Welfare Benefits

We offer a standard range of health and welfare benefits to all employees, including our NEOs. These benefits include medical, prescription drug, and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance and flexible spending accounts. Our plans do not discriminate in favor of our NEOs.

401(k)

We offer a defined contribution 401(k) plan to substantially all of our employees in the United States. We provide this plan to assist our employees in saving some amount of their cash compensation for retirement in a tax efficient manner. Participants may contribute up to 60% of their base and cash incentive compensation, subject to the current limits under the IRS Code. We provide safe harbor matching contributions under this plan up to the first 4% of the participant's compensation and may make additional discretionary contributions.  For plan year 2020, the Compensation Committee approved a discretionary contribution of 1% to the 401(k) plan for any eligible employee, including our NEOs, subject to the discretion of the Chief Executive Officer.  As of June 1, 2020, the safe harbor matching and discretionary contributions have been suspended.

Deferred Compensation Plan

Through our subsidiary, Core Laboratories LP, we have adopted a nonqualified deferred compensation plan that permits certain employees, including our NEOs, to elect to defer all or a part of their cash compensation (base, annual incentives and/or commissions) from us until the termination of their status as an employee. Participating employees are eligible to receive a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from us under the 401(k) plan due to the various limits imposed on 401(k) plans by the U.S. federal income tax laws.  As of June 1, 2020, matching deferral contribution has been suspended.

Discretionary employer contributions may also be made on behalf of participants in the plan and are subject to discretionary vesting schedules determined at the time of such contributions. Vesting in employer contributions is accelerated upon the death or disability of the participant or a change in control. Discretionary employer contributions under the plan are forfeited upon a participant's termination of employment to the extent they are not vested at that time. We made discretionary employer contributions to the nonqualified deferred compensation plan on behalf of Messrs. Bruno and Hill in accordance with their employment agreement subject to a threshold based on ROIC with respect to the 2020 year.

Supplemental Executive Retirement Plans

In 1998, based on our review of post-retirement compensation provided by various companies in the oilfield services industry, we adopted the Core Laboratories Supplemental Executive Retirement Plan, as amended, referred to as the "SERP". This plan was established to provide additional retirement income for certain of our then-executive officers and death benefits to the officers' designated beneficiaries as a reward for the NEOs' prior contributions and future efforts to our success and growth. David Demshur was a participant in the SERP during 2020 prior to his retirement. Please read "Information About Our Named Executive Officers and Executive Compensation - Post-employment Benefit Plans - SERP" for more information about the SERP.  Following David Demshur’s retirement on May 29, 2020, there have been no other NEO participants in the plan.

Other Perquisites and Personal Benefits

We do not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed within this proxy and specifically in the table "Summary Compensation for the Years Ended December 31, 2018, 2019 and 2020" and the supplemental table titled "All Other Compensation from Summary Compensation Table" within this proxy statement.

We believe in the importance of providing attractive intangible benefits to all employees such as open and honest communications, ethical business practices, and a safe work environment.

Deductibility of Compensation Over $1 Million

Section 162(m) of the Internal Revenue Code generally limits the amount of compensation that may be deducted per covered employee to $1 million per taxable year. A “covered employee” for purposes of Section 162(m) generally includes our Chief Executive Officer, and the three next most highly compensated executive officers (other than the Chief Executive Officer). The Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy and will consider the impact of any material tax laws on our company’s compensation program. The Committee reviews each material element of compensation on a continuing basis to determine whether deductibility can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program. Accordingly, the Compensation Committee will continue to retain the discretion to pay compensation that is not deductible.

Employment Agreements and Change in Control Agreements

The employment agreements with Messrs. Bruno and Hill remain in effect for 2021 and generally provide for severance compensation to be paid if the employment of these individuals is terminated under certain conditions. These agreements are described in greater detail in "Information About Our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements."

Change in Control

As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stakeholders. We provide severance compensation if certain of our executives' employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stakeholders even though their employment could be terminated as a result of the transaction.

Termination Without Cause

If we terminate the employment of a NEO without cause as defined in their applicable agreements, we would be obligated to continue to pay him certain amounts as described in greater detail in "Potential Payments Upon Termination or Change in Control." We believe these payments are appropriate because the terminated executive is bound by confidentiality, non-solicitation and non-compete provisions covering the two year period immediately following termination of service and because the Company and each executive have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our best interests and the best interests of our shareholders.

INFORMATION ABOUT OUR NAMED EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Named Executive Officers

As of December 31, 2020, our NEOs consisted of Messrs. Demshur, Bruno and Hill. Biographical information regarding Mr. Bruno can be found in "Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors." The following biography describes the business experience of Messrs. Demshur and Hill. Our NEOs are not Managing Directors of our Company for purposes of Dutch law.

Mr. Hill, who is 51 years of age, has been with the Company for fourteen years, most recently as Chief Financial Officer, since May 24, 2018, after serving as Vice President, Chief Accounting Officer from May 2015 to May 2018. Since joining the Company in October 2006, Mr. Hill led the Company's Investor Relations effort, was Corporate Group Controller based in Amsterdam, and was Controller of Financial Reporting. Prior to joining the Company, he worked at Halliburton from August 2000 to October 2006 as Controller - Energy & Chemicals of the KBR Division and Corporate Director of Training and Accounting Research. Mr. Hill worked at Ernst & Young from January 1993 until August 2000, where he held the position of Manager his last three years there. Mr. Hill is a CPA and received his Executive MBA degree from Rice University in 2018.

Mr. Demshur, who is 65 years of age, joined our Company in 1979, served as Chief Executive Officer since our Initial Public Offering (“IPO”) in 1995 and Chairman of the Board from May 2001 until his retirement on May 29, 2020. Mr. Demshur has held various operating positions, including Manager of Geological Sciences from 1983 to 1987, Vice President of Europe, Africa and the Middle East from 1989 to 1991, Senior Vice President of Petroleum Services from 1991 to 1994 and Chief Executive Officer and President from 1994 to February 1, 2018 when Mr. Bruno assumed the position of President and assumed the position of Chairman and Chief Executive Officer as of May 20, 2020.  Mr. Demshur's extensive background with the Company and the diversity of experiences gained while in these leadership roles positions him to be an effective leader of our Company. Mr. Demshur is a member of the Society of Petroleum Engineers, the American Association of Petroleum Geologists, the Petroleum Exploration Society of Great Britain and the Society of Core Analysts Section of the Society of Professional Well Loggers Association.

Summary Compensation

The following table summarizes, with respect to our Chief Executive Officer and each of our other NEOs as of December 31, 2020, information relating to the compensation earned for services rendered to the Company in all capacities during fiscal years 2018, 2019, and 2020.

Summary Compensation

for the Years Ended December 31, 2018, 2019 and 2020

Name of Executive and Principal Position	Year	Salary(1) ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Post- employment Benefit Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation (4) ($)	Total(5) ($)
Lawrence Bruno	2020	820,000	4,257,913	—	—	367,131	5,445,044
Chairman, President and Chief Executive Officer	2019	531,000	2,753,637	—	—	212,267	3,496,904
Supervisory Director	2018	425,000	2,044,912		—	16,884	2,486,796

Christopher S. Hill	2020	430,000	1,479,243	—	—	118,029	2,027,272
Senior Vice President, and	2019	365,000	1,401,387	—	—	83,020	1,849,407
Chief Financial Officer	2018	335,000	259,064	—	—	12,758	606,822

David M. Demshur	2020	1,040,000	6,750,425	—	708,000	4,033,189	12,531,614
Former Chairman, Chief Executive Officer and	2019	1,040,000	6,539,867	—		37,160	7,617,027
Supervisory Director	2018	1,008,863	6,282,999	—	(131,000)	40,501	7,201,363

(1)

The values in this column disclose the full amount of base salary earned with respect to the 2020 year, which did not reflect the total of 20% reductions in base salaries that occurred in two installments in March and April of 2020 for Messrs. Demshur, Bruno, and Hill.

(2)

The amounts included in the "Stock Awards" column include the aggregate grant date fair value of the equity-based awards granted during 2018, 2019 and 2020, and have been computed in accordance with FASB ASC Topic 718, formerly FAS 123(R) disregarding any estimate for forfeitures. Assumptions used in the calculation of these amounts are included in Note 13 to our audited financial statements for the fiscal years ended December 31, 2018, 2019 and 2020 and are included in our annual reports on Form 10-K. See "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" for a description of the material features of these awards. For accounting purposes, the probable outcome for the awards is the maximum level.

(3)

Messrs. Demshur, Bruno and Hill, declined such awards due to industry market conditions. The decision whether the earned  cash incentive bonuses will be paid shall be at the discretion of the CEO and Chairman of the Supervisory Board, and with respect to the 2020 year the Chairman determined that it was not advisable in this environment to pay out the earned bonuses. In 2018 and 2019, Messrs Demshur, Bruno and Hill declined such awards due to industry market conditions.

(4)

The changes in post-employment benefit values for 2018, 2019 and 2020 were primarily the result of changes in the underlying actuarial assumptions. Specifically, the interest rate is based on a federal rate that changes annually and the mortality tables are pursuant to Section 417 of the IRS Code which is required for valuing payouts from qualified plans. These changes were not the result of additional contributions or benefits accruing to the NEOs.

(5)	All Other Compensation is described in the following section.

All Other Compensation from Summary Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation table above.

Name of Executive	Year	Core 401(k) Contributions(1) ($)	Nonqualified Deferred Compensation: Registrant Contributions	Discretionary Contributions to Retirement Plans(2) ($)	Company-Owned Life Insurance(3) ($)	Severance Compensation(4) ($)	All Other Compensation Total ($)
Lawrence Bruno	2020	7,322	195,466	164,000	343	-	367,131
Christopher S. Hill	2020	4,520	70,393	43,000	116	-	118,029
David Demshur	2020	11,400	9,720	-	229	4,011,840	4,033,189

(1)	The amounts shown reflect Company matching contributions.
(2)

The amounts shown reflect the additional discretionary contributions made by the Company with respect to the 2020 plan year and made in 2021 in the amount of $164,000 for Mr. Bruno and $43,000 for Mr. Hill. These discretionary contributions were made in accordance with each executive’s employment agreement subject to a threshold based on ROIC and will remain unvested until the executive reaches 64 years of age.

(3)

The amounts shown reflect premiums we pay for life insurance coverage for our NEOs, which insurance payments will be used to assist us with providing death benefits under the deferred compensation plan.

(4)

The amount shown reflects executive separation and short-term incentive payments in accordance with the provision as stated in Mr. Demshur’s employment agreement (see Demshur Employment Agreement table).

Grants of Plan-Based Awards

A total of 267,506 shares of plan-based awards were awarded to our Chief Executive Officer and the other applicable NEOs in 2020 under the PSAP.

The following table provides information concerning each grant of an award made to our Chief Executive Officer and each of our other NEOs in 2020 under the PSAP and our annual cash incentive plan.

Grants of Plan-Based Awards for the Year Ended December 31, 2020

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock and Option
Name of Executive	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards ($)
Lawrence Bruno			—	738,000	1,640,000
	2/11/2020	2/6/2020				45,606	91,212	136,818	4,257,913
Christopher S. Hill			—	322,500	645,000
	2/11/2020	2/6/2020				15,844	31,688	47,532	1,479,243
David M. Demshur			—	1,144,000	2,288,000
	2/11/2020	2/6/2020				72,303	144,606	216,909	6,750,425

(1) The amounts shown in these columns reflect the potential target and maximum values approved on the date of the awards. As described above, these amounts were not paid to any of the NEOs with respect to the 2020 year.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table.

Employment Agreements

The information below describes the employment agreements that we maintained with Messrs. Demshur, Bruno, and Hill during the 2020 year.

Lawrence Bruno

Mr. Bruno serves as our Chief Executive Officer effective from May 20, 2020, in addition to his role of President and Chief Operating Officer pursuant to an employment agreement entered into on March 1, 2019. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Bruno's employment agreement entitles him to an initial base salary of $531,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 180% of his then current annual base salary (increased to 200% of his then current annual base salary for 2020 due to his promotion to CEO) dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Bruno is entitled to participate in all of our benefit plans and programs that are generally available to our other executive employees.

Christopher S. Hill

Mr. Hill serves as our Senior Vice President and Chief Financial Officer pursuant to an employment agreement entered into on March 1, 2019. Unless either party gives notice to terminate the agreement, the agreement will automatically renew each year on the anniversary of the effective date for a successive three-year term. Mr. Hill’s employment agreement entitles him to an initial base salary of $365,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 150% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provides that Mr. Hill is entitled to participate in all of our benefit plans and programs that are generally available to our other executive employees.

      David M. Demshur

Mr. Demshur served as our Chief Executive Officer until his retirement effective on May 29, 2020.  Mr. Demshur previously served as our President pursuant to an employment agreement entered on August 1, 1998, as amended and restated as of December 31, 2007, but which terminated in connection with his retirement. While the agreement was effective, unless either party gave notice to terminate the agreement, the agreement automatically renewed each year on the anniversary of the effective date for a successive three-year term. Mr. Demshur's employment agreement, as amended, entitled him to an initial base salary of $420,000, subject to increase at the discretion of the Compensation Committee, and the opportunity to earn a yearly bonus of up to 220% of his then current annual base salary dependent upon his reaching certain performance objectives established by the Compensation Committee and described above under "Compensation Discussion and Analysis - Elements of Compensation - Non-Equity Incentive Compensation." The employment agreement provided that Mr. Demshur was entitled to participate in all of our benefit plans and programs that were available to our other executive employees.

Outstanding Equity Awards at Fiscal Year End

The following table provides information concerning stock that has not vested, and equity incentive plan awards for our Chief Executive Officer and each of our other NEOs as of the end of our last completed fiscal year. None of our NEOs held unexercised options as of the end of our last completed fiscal year.

Outstanding Equity Awards

at December 31, 2020

Name of Executive	Award Year	Vesting Date	Equity and Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested(1) (#)	Equity and Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Lawrence Bruno	2020	December 31, 2022	91,212	2,418,030
	2019	December 31, 2021	30,822	817,091
Christopher S. Hill	2020	December 31, 2022	31,688	840,049
	2019	December 31, 2021	15,686	415,836
David M. Demshur(3)	2020	December 31, 2022	144,606	3,833,505
	2019	December 31, 2021	73,202	1,940,585
(1)	Awards shown are at maximum award for the executives. Based on past performance of the Company, we believe that future performance will meet the top criteria and 150% of the award will vest.
(2)	Market Value is based on the closing price on the last NYSE trading day of 2020, December 31, 2020, of $26.51 per share.
(3)	Mr. Demshur’s outstanding equity awards will continue to vest following his retirement per his PSAP agreement.

Exercises and Stock Vested

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments during the last completed fiscal year on an aggregated basis with respect to each of our NEOs.

Stock Vested

for the Year Ended December 31, 2020

	Stock Awards
Name of Executive	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Lawrence Bruno	13,682	362,710
Christopher S. Hill	2,600	68,926
David M. Demshur	42,038	1,114,427

Post-Employment Benefit Plans

The following table provides information on Mr. Demshur’s post-employment benefit plan as of December 31, 2020, the number of years credited under the applicable plan, the actuarial present value of the accumulated post-employment benefit and the dollar amount of any payments received during the year ended December 31, 2020. Messrs. Bruno and Hill do not have accounts in the SERP plan.

Post-Employment Benefit Plans

as of December 31, 2020

Name of Executive	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2020 ($)
David M. Demshur	SERP	40	5,238,000	250,000

SERP

In 1998, we adopted the SERP for the benefit of certain key employees and outside directors. The SERP was last amended in 2007. It was established to provide additional retirement income to the participants and death benefits to the participants designated beneficiaries as a reward for the participants' contributions to our success and growth. Mr. Demshur participates in the SERP. Mr. Demshur is entitled to receive a retirement benefit of $250,000 per year, which began on December 1, 2020 and will be paid in annual installments until his death. If Mr. Demshur dies after his retirement date and prior to receiving 15 annual installments of his retirement benefit, then his designated beneficiary is entitled to receive $250,000 each year until such payments have been made for an aggregate of 15 years to both the participant and such designated beneficiary.  Mr. Demshur’s benefit under the SERP is fully vested and fully accrued. He has made an irrevocable election to receive a lump sum payment if a change in control occurs. The lump sum amount will be equal to the actuarially equivalent value of the retirement benefits that would have been paid upon the participant's retirement.

We have purchased insurance coverage on the life of Mr. Demshur to assist us in providing benefits under the SERP. We are the owner and beneficiary of the insurance coverage for which all of the SERPs' premiums are fully paid. Based on actuarial calculations, the benefits paid to us under the insurance policies should be sufficient to cover the costs of the SERPs' benefits for this individual. However, to the extent the death benefits under the policies are insufficient to cover those costs, we are obligated to pay the remainder out of other general assets to absorb any shortfall.

Nonqualified Deferred Compensation Plan

The following table provides information relating to our NEOs' benefits in our nonqualified deferred compensation plans, including, with respect to each NEO, the aggregate contributions made by such NEO during the year ended December 31, 2020, the aggregate contributions made by the company during the year ended December 31, 2020, on behalf of the NEO, the aggregate interest or other earnings accrued during the year ended December 31, 2020, the aggregate value of withdrawals and distributions to the NEO during the year ended December 31, 2020 and the balance of each account as of December 31, 2020.

Nonqualified Deferred Compensation

for the Year Ended December 31, 2020

Name of Executive	Aggregate Balance at December 31, 2019 ($)	Executive Contributions in 2020(1) ($)	Registrant Contributions in 2020(2) ($)	Aggregate Earnings (Losses) in 2020(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2020 ($)
Lawrence Bruno	991,008	63,140	195,466	217,442	-	1,467,056
Christopher S. Hill	583,815	20,015	70,393	90,454	(32,059)	732,618
David M. Demshur	11,629,494	48,160	9,720	121,271	(11,808,645)	-

(1)   All amounts reflected in this column were originally reported as “Salary” within the Summary Compensation table.

(2)	Registration contributions are included in the Summary Compensation table in the All Other Compensation column for 2020.
(3)	Aggregate earnings are not at above-market interest rates for 2020.

Since 2006, the Company has made certain matching contributions on participant salary reduction deferrals to our nonqualified deferred compensation plan. The plan also provides for employer contributions equal in amount to certain forfeitures of, and/or reductions in, employer contributions that participants could have received under our 401(k) plan in the absence of certain limitations imposed by the IRS Code. Distributions of a participant's plan benefits can only be made under certain prescribed circumstances, such as termination of employment or upon a specified date as elected by the participant. In the event of a termination of employment (other than by death or disability) of a "key employee," distributions must be delayed for six months. A participant's plan benefits include the participant's deferrals, the vested portion of the employer's contributions, and deemed investment gains and losses on such amounts. In the case of a participant who dies while employed with the Company, an additional $50,000 life insurance benefit will also be paid under the nonqualified deferred compensation plan to the participant's beneficiary. The plan was amended in 2008 to comply with the American Jobs Creation Act of 2004 to reflect certain statutorily mandated requirements applicable to the plan. For additional information, see "Components of Executive Compensation - Deferred Compensation Plan."

Potential Payments Upon Termination or Change in Control

We have entered into certain agreements and maintain certain plans that require us to provide compensation and/or benefits to our NEOs in the event of a termination of employment or a change in control of the Company.

Messrs. Bruno and Hill entered into their respective employment agreements on March 1, 2019 and each could receive potential benefits pursuant to those agreements in the event of certain terminations or events. The compensation and benefits described below assume that any termination of employment for Messrs. Bruno or Hill was effective as of December 31, 2020, and thus includes amounts earned through that date. The table below provides estimates of the compensation and benefits that would be provided to the applicable NEOs upon their termination of employment or a change in control; however, in the event of an NEO's separation from the Company or a change in control event, any actual amounts will be determined based on the facts and circumstances in existence at that time.

Due to Mr. Demshur’s retirement in May 2020, his employment agreement terminated, and he was no longer eligible for potential termination or change in control benefits or payments as of the end of the 2020 year.

Employment Agreements

The Demshur Employment Agreement

The actual payments and benefits received by Mr. Demshur upon his retirement on May 29, 2020 are listed in the table below as of December 31,2020.

Name of Executive	Separation Payment ($)	Short-term Incentive Payment ($)	Deferred Compensation Plan ($)	SERP ($)	Market Value of Outstanding Equity ($)	Total ($)
David M. Demshur	2,016,000	1,995,840	11,808,645	250,000	5,774,090	21,844,575

Mr. Demshur's employment agreement contains a standard confidentiality and non-solicitation provision and requires that the executive not compete with the business conducted by the Company at any time during the period that he is employed by the Company and for the two-year period thereafter unless his employment with the Company is terminated by him for good reason, or by the Company for cause. Notwithstanding, the post-employment noncompetition and non-solicitation restrictions terminate upon a change in control of the Company.

The Bruno and Hill Employment Agreements

On March 1, 2019, we entered into employment agreements (the “2019 Employment Agreements”) with Messrs. Bruno and Hill.  These agreements are also described in "Information About Our Named Executive Officers and Executive Compensation - Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table - Employment Agreements."

Pursuant to the terms of the 2019 Employment Agreements, in the event that either of the executives is terminated by us without Cause (as defined below), or the executive terminates for Good Reason (as defined below), the executive shall be entitled to receive the following: (1) an amount equal to the sum of (a) a multiple of the executive’s annual base salary in effect immediately prior to the termination (with a multiple of two (2) for Mr. Bruno and one and one-half (1 ½) for Mr. Hill), plus (b) a pro-rata bonus calculated by multiplying the target incentive bonus amount for the year in which the termination occurs by the number of days during the applicable year that the executive was employed (the “Pro-Rata Bonus”) (together, the “Severance Payment”); (2) reimbursement of up to $25,000 for reasonable outplacement services for a period of twelve months following termination (the “Severance Benefit”); and (3) the executive would receive accelerated vesting of any unvested DCP Contributions.

In the event that the executive is terminated by us without Cause or the executive terminates for Good Reason during the two year period following a Change in Control (as defined below), each executive shall be entitled to receive the following: (1) an amount equal to the sum of (a) a multiple (two and one-half (2 ½) for Mr. Bruno and two (2) for Mr. Hill) times the sum of (i) the executive’s annual base salary as in effect immediately prior to the termination, and (ii) the target annual incentive bonus the executive could have earned for the year of termination, plus (b) the Pro-Rata Bonus (together, the “Change in Control Payment”); and (2) the “Change in Control Benefits,” which consist of twenty-four months of continued coverage under the Company medical, dental and group life insurance plans for the executive and the executive’s dependents; immediate vesting of outstanding equity awards, with performance-based awards vesting as of the date of the Change in Control using actual performance as of the most recent quarter-end; and the Severance Benefit. In the event that the payments and benefits received by either executive in connection with a Change in Control constitute “parachute payments” (as defined in Section 280G of the Code), the payments and benefits provided to that executive shall either be reduced to $1.00 below the amount that would subject the payments to excise taxes pursuant to Section 4999 of the Code, or paid in full, whichever will result in the better net tax position for the executive.

The 2019 Employment Agreements state that any unvested contributions in executives accounts with respect to our Deferred Compensation Plan would be accelerated upon the occurrence of a termination of the executive’s employment due to death or Disability (as defined below), or upon the occurrence of a Change in Control. The 2019 Employment Agreements also provide that notwithstanding anything to the contrary within an individual award agreement, any restricted stock awards granted to the executive shall not be forfeited upon the executive’s voluntary retirement on or after the age of 64.

The Severance Payment or the Change in Control Payment, as applicable, will generally be paid to the executive in equal installments over a twelve month period following the applicable termination of employment, although certain payments may be made at different times in order to comply with Section 409A of the Code.

The 2019 Employment Agreements contain customary confidentiality restrictions and impose noncompetition restrictions on the executives during their employment and for a period of two years following a termination of employment for any reason other than a termination by us without Cause or by the executive without Good Reason.

For purposes of the 2019 Employment Agreements, the terms below are generally defined as follows:

•

“Cause” means a determination by that the executive (i) has been convicted of a misdemeanor involving moral turpitude or a felony, (ii) has engaged in conduct which is materially injurious (monetarily or otherwise) to us or any of its affiliates, (iii) has engaged in gross negligence or willful misconduct in the performance of executive’s duties, (iv) has willfully refused without proper legal reason to perform executive’s duties and responsibilities, (v) has materially breached any material provision of the 2019 Employment Agreement or any other agreement between us and the executive, or (vi) has materially breached any material corporate policy maintained and established by us that is of general applicability to our officers.

•

“Change in Control” means a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company if (i) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% or more of the common equity of the resulting entity, (ii) the holders of equity securities of the Company immediately prior to the transaction do not beneficially own immediately after the transaction 50% of the voting securities of the resulting entity, or (iii) the persons who were members of the Supervisory Board of Directors immediately prior to the transaction are not the majority of the board of the resulting entity immediately after the transaction. A Change in Control also occurs when (i) there is shareholder approval of a plan of dissolution or liquidation of the Company, (ii) any person or entity acquires or gains ownership of control of more than 30% of the combined voting power of outstanding securities of the Company or resulting entity, or (iii) a change in the composition of the Supervisory Board of Directors the results of which are that fewer than a majority of the supervisory directors are incumbent directors.

•

“Disability” means that the executive has become incapacitated by accident, sickness or other circumstance that renders the executive mentally or physically incapable of performing the duties and services required of the executive pursuant to the 2019 Employment Agreement on a full-time basis for a period of at least 180 consecutive calendar days.

•

“Good Reason” means (i) a material diminution in the executive’s authority, duties or responsibilities, (ii) a permanent change in location of executive’s principal place of employment that is more than 50 miles away from the prior location, (iii) a material breach by us of any material provision of the 2019 Employment Agreement, or (iv) a material diminution of the executive’s annual base salary.

Nonqualified Deferred Compensation Plan

See the Nonqualified Deferred Compensation Table and subsequent narrative discussion for a description of the benefits payable to the NEOs under the Nonqualified Deferred Compensation Plan upon death or separation from service and in connection with a change in control.

Equity Award Program

Awards under our PSAP and RSAP will vest in full in the event an NEO's service is terminated by reason of his death or disability or upon the occurrence of a Change in Control. As of December 31, 2020, following the vesting of the 2018 PSAP award, Mr. Demshur has two PSAP awards worth $5.8 million, Mr. Bruno has two PSAP awards worth $3.2 million, and Mr. Hill has two PSAP awards worth $1.3 million. Please see table in "Information About Our Named Executive Officers - Outstanding Equity Awards at Fiscal Year End" on page 41 for further description of the assumptions used to calculate the value of the awards.

The tables below reflect the amount of compensation that would be payable to each of Messrs. Bruno and Hill in various scenarios involving termination of the NEO's employment, including following a change in control. The amount of compensation payable to each applicable NEO upon voluntary termination, involuntary not-for-cause termination (non-change in control), voluntary termination for good cause or involuntary termination following a change in control, involuntary for cause termination, and termination in the event of death or disability of each applicable NEO is shown below. The amounts shown assume that the termination was effective on December 31, 2020 and thus includes amounts earned through that time and are estimates of the amounts which would be paid out to the applicable NEOs upon their termination. The amounts payable upon termination following a change in control assume that the change in control occurred on December 31, 2020 and the termination was effective the same day. The actual amounts to be paid out can only be determined at the time of the applicable NEO's separation from us. Each NEO would also have available the value of unvested shares reflected in the Outstanding Equity Awards at Fiscal Year End table, if any. The value of accelerated equity award amounts reflected below have been calculated using the closing price of our common stock on December 31, 2020 (the last trading day of 2020) of $26.51.

Lawrence Bruno	Voluntary Termination on 12/31/2020 ($)	Early Retirement on 12/31/2020 ($)	Involuntary Not For Cause Termination on 12/31/2020 ($)	For Cause Termination on 12/31/2020 ($)	Termination related to Change-in- Control on 12/31/2020 ($)	Disability on 12/31/2020 ($)	Death on 12/31/2020 ($)
Compensation:
Severance	—	—	1,640,000	—	3,895,000	—	—
Short-term Incentive	—	—	738,000	—	738,000	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	—	—	—	3,235,121	3,235,121	3,235,121
Benefits & Perquisites:
Health and Welfare Benefits	—	—	—	—	—	—	—
Outplacement Services	—	—	25,000	—	—	—	—
Accelerated Deferred Comp	—	—	164,000	—	—	—	—
Total	—	—	2,567,000	—	7,868,121	3,235,121	3,235,121

Christopher S. Hill	Voluntary Termination on 12/31/2020 ($)	Early Retirement on 12/31/2020 ($)	Involuntary Not For Cause Termination on 12/31/2020 ($)	For Cause Termination on 12/31/2020 ($)	Termination related to Change-in- Control on 12/31/2020 ($)	Disability on 12/31/2020 ($)	Death on 12/31/2020 ($)
Compensation:
Severance	—	—	645,000	—	1,505,000	—	—
Short-term Incentive	—	—	322,500	—	322,500	—	—
Long-term Incentives:
Accelerated Equity Award Programs	—	—	—	—	1,255,885	1,255,885	1,255,885
Benefits & Perquisites:
Health and Welfare Benefits	—	—	—	—	—	—	—
Outplacement Services	—	—	25,000	—	—	—	—
Accelerated Deferred Comp	—	—	43,000	—	—	—	—
Total	—	—	1,035,500	—	3,083,385	1,255,885	1,225,885

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are required to disclose the ratio of our CEO's compensation to the annual total compensation of our median employee with respect to fiscal 2020:

We had two CEOs during the year of 2020. Mr. Bruno, who became our CEO on May 20, 2020, served in the CEO position during a substantial period of 2020, we applied the annualized total compensation of Mr. Bruno of $5,445,044 for the purpose of the CEO pay ratio calculation. We determined that the median of the annual total compensation from the population of our employees (other than Mr. Bruno, our CEO) was $43,950; therefore, the ratio of these two amounts is 124 to 1. Please see the Summary Compensation table on page 38 for our CEO's compensation for 2020.

We prepared a database including the total cash compensation consisting of base salary, allowance, bonus and other cash compensation paid as reflected in our payroll records, for our global workforce (other than our CEO) as of October 31, 2020. We annualized the total cash compensation of all our employees, including those were hired during 2020. As needed, amounts were converted from local currency to U.S. dollars.

For the median employee we identified from the database, we obtained all other non-cash compensation elements of the median employee, to calculate total annual compensation with the same methodology used in the Summary Compensation table in accordance with SEC rules and regulations.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal payroll and employment records, and the methodology described above. As the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, therefore the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.

COMPENSATION COMMITTEE REPORT

In preparation for the filing of this proxy statement with the SEC, the Compensation Committee:

•	reviewed and discussed the Company's disclosure set forth herein below the heading "Compensation Discussion and Analysis" with management; and
•

based on the reviews and discussions referred to above, recommended to the Supervisory Board that the disclosure set forth herein below the heading "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2020.

Submitted by the Compensation Committee of the Board of Supervisory Directors.

COMPENSATION COMMITTEE

Michael Straughen (Chairman)

Gregory Barnett

Margaret Ann van Kempen

AUDIT COMMITTEE REPORT

For the year ended December 31, 2020, the Audit Committee consisted of Mrs. Carnes and Messrs. Klingensmith and Straughen. The Company has determined that: (1) each member of the Audit Committee is independent, as defined in Section 10A of the Exchange Act and under the standards set forth by the NYSE and, to the extent consistent therewith, the Dutch Code; and (2) all current Audit Committee members are financially literate. In addition, Mrs. Carnes qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act and as defined in the Dutch Code.

During the last fiscal year, and earlier this year in preparation for the filing with the SEC of the Company's Annual Report on Form 10-K for the year ended December 31, 2020, the Audit Committee:

•	reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2020 with management and with the independent registered public accountants;
•

considered the adequacy of the Company's internal controls and the quality of its financial reporting, and discussed these matters with management, with the internal auditors and with the independent registered public accountants;

•

reviewed and discussed with the independent registered public accountants (1) their judgments as to the quality of the Company's accounting policies, (2) and has also received the written disclosures and the letter from the independent registered public accountants required by Public Company Accounting Oversight Board Independence Rules, and the independent registered public accountants' independence, and (3) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communication with Audit Committees;

•

discussed with management, with the internal auditors and with the independent registered public accountants the process by which the Company's chief executive officer and chief financial officer make the certifications required by the SEC in connection with the filing with the SEC of the Company's periodic reports, including reports on Forms 10-K and 10-Q;

•

pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining KPMG's independence, and concluded that KPMG's independence was not compromised by the provision of such services (details regarding the fees paid to KPMG in fiscal 2020 for audit services, audit-related services, tax services and all other services, are set forth at "Audit Fee Summary" below); and

•

based on the reviews and discussions referred to above, recommended to the Supervisory Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

A copy of the Audit Committee's written charter may be found on the Company's website at http://www.corelab.com/cr/governance.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee's charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company's financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accountants are responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accountants included in their report on the Company's financial statements.

The Audit Committee meets regularly with management and the independent and internal auditors, including private discussions with the independent registered public accountants and the Company's internal auditors and receives the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company's employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards.

Submitted by the Audit Committee of the Board of Supervisory Directors.

AUDIT COMMITTEE

Martha Z. Carnes (Chairman)

Harvey Klingensmith

Michael Straughen

INFORMATION ABOUT OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fee Summary

The Audit Committee approved in advance 100% of the audit fees, including all non-audit fees. For the 2019 and 2020 fiscal years, KPMG served as the Company's independent auditor. Set forth below is a summary of the total fees incurred with KPMG for service related to fiscal years 2020 and 2019. These fees consisted of:

	2020	2019
Audit Fees	2,883,000	$3,052,000
Audit-Related Fees	—	—
Tax Fees	63,000	55,000
All Other Fees	—	—
Total	$2,946,000	$3,107,000

Audit Fees

Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, assistance with and review of documents filed with the SEC in the United States and with the AFM in the Netherlands, work performed in connection with the audit and quarterly reviews, statutory audits and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Audit-related fees consist primarily of attestation services required by statute or regulation; and certain agreed-upon procedures including accounting and research work necessary to comply with generally accepted auditing standards.

Tax Fees

Tax fees include professional services provided for preparation of federal and state tax returns, review of tax returns prepared by the Company, assistance in assembling data to respond to governmental reviews of past tax filings, and tax advice, exclusive of tax services rendered in connection with the audit.

All Other Fees

Other fees consist primarily of comfort letters, consents, research and consulting, and work performed related to other public filings.

AUDIT COMMITTEE'S PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and non-audit services to be performed by its independent auditors, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have the independent auditor perform during the fiscal year, accompanied by an estimated range of fees for each service to be performed. The Audit Committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the Audit Committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the Audit Committee reports any interim pre-approvals since the last meeting.

AGENDA ITEMS

Item 1. Election of Class III Supervisory Directors

Our Articles of Association provide for one or more Supervisory Directors. Our Board of Supervisory Directors currently has seven members who are divided into three classes. Each class is elected for a term such that the term of one class of Supervisory Directors expires at the annual meeting each year.

For the 2021 annual meeting, the Board of Supervisory Directors is proposing the election of one new Class III member, and the re-election of one current Class III member, effective at the conclusion of the 2021 annual meeting. Specifically, the Board of Supervisory Directors is proposing the election of Mr. Kwaku Temeng and the re-election of Mr. Lawrence Bruno as Class III Supervisory Directors. Both Class III candidates are being nominated for terms expiring at the annual meeting in 2024. Please see “Information About Our Supervisory Directors and Director Compensation - Board of Supervisory Directors” for biographical information of our Supervisory Directors.

Candidates for Supervisory Director are recommended by the NGCR Committee to our Supervisory Board. Our Supervisory Board then nominates selected candidates, who are elected at the annual meeting by the affirmative vote of a majority of the votes cast at the meeting. You may vote for both of these nominees, for one of these nominees or for neither of these nominees. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting but will count for the purpose of determining the number of shares represented at the meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

Unless otherwise instructed or unless the proxy is withdrawn, the accompanying proxy will be voted for the election of the two nominees listed above to serve under the terms and conditions described within this proxy statement. If at the time of, or prior to, the annual meeting any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Supervisory Board. The Supervisory Board has no reason to believe that any substitute nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein. Shareholders may not cumulate their votes in the election of Supervisory Directors.

The elections set out above will be put to a vote separately and those votes shall be considered to constitute separate sub-items of agenda item no. 1.

The Supervisory Board recommends that shareholders vote “FOR” the two Class III nominees for Supervisory Director as set forth above, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 2. Appointment of KPMG as our Independent Registered Public Accounting Firm for 2021

The Audit Committee of the Supervisory Board has recommended and the Supervisory Board has approved the appointment of the firm of KPMG as our independent registered public accountants for the year ending December 31, 2021, subject to approval by our shareholders. We have invited representatives of KPMG to the annual meeting and we expect one such representative to attend. If such representative should attend, we expect that he or she will be available to respond to questions and will have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of the majority of the votes cast at the annual meeting is required to appoint KPMG as our independent registered public accountants for 2021. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that the shareholders vote “FOR” the appointment of KPMG as our independent registered public accountants for the year ending December 31, 2021 and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 3. Confirmation and Adoption of Annual Accounts

At the annual meeting, as required under Dutch law and our Articles of Association, following a discussion of our Dutch Report of the Management Board, our shareholders will be asked to confirm and adopt our Dutch Statutory Annual Accounts (the “Annual Accounts”) for the fiscal year ended December 31, 2020, which are our audited consolidated financial statements that are prepared in accordance with International Financial Reporting Standards as adopted by the European Union. In accordance with Article 408, Book 2 of the Dutch Civil Code, the Annual Accounts are our annual accounts reported under IFRS standards. However, the Annual Accounts do not represent the consolidated accounts of our Company and subsidiaries as presented in our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020. Companies domiciled in the United States are not generally required to obtain shareholder confirmation and adoption of annual accounts.

The affirmative vote of the majority of the votes cast at the annual meeting is required to confirm and adopt the Annual Accounts. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the confirmation and adoption of the Annual Accounts, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 4. Cancellation of Our Repurchased Shares Held at 12:01 A.M. CEST On May 19, 2021

At the annual meeting, our shareholders will be asked to resolve to cancel all of the shares that have been repurchased and are being held by the Company, as opposed to any of its subsidiaries (collectively “we”), at 12:01 a.m. CEST on May 19, 2021.

According to the Dutch Civil Code, we and our subsidiaries may repurchase and can hold up to 50% of our issued share capital at one time, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 20, 2020, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of eighteen (18) months, until November 20, 2021. Management believes it is in the best interest of our shareholders and stakeholders for shares held by the Company at 12:01 a.m. CEST on May 19, 2021 to be canceled. This authority is similar to that generally afforded under state law to public companies domiciled in the United States. Upon the affirmative vote of our shareholders, the shares held by the Company at 12:01 a.m. CEST on May 19, 2021 will be canceled in the manner described in Articles 2:99(2) and 2:100 of the Dutch Civil Code.

After the general meeting of shareholders, if this Item 4 is approved, we will file a copy of the extract of the minutes of the annual meeting of shareholders with the Dutch trade registry and will subsequently publish a notice of such deposit in a Dutch daily newspaper. If no creditors oppose the capital reduction within two months after the publication in a Dutch daily newspaper, then the cancellation of the shares will become effective after this two-month waiting period.

The affirmative vote of the majority of the votes cast at the annual meeting is required to cancel our repurchased shares if at least half of our issued share capital is represented at the annual meeting. If less than one-half of our issued share capital is represented at the annual meeting, then the affirmative vote of two-thirds of the votes cast at the annual meeting is required to approve the cancellation of our repurchased shares. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the cancellation of our repurchased shares held by the Company at 12:01 a.m. CEST on May 19, 2021, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 5. Extension and Renewal of Existing Authority to Repurchase Shares

Pursuant to Dutch law and our Articles of Association, we and our subsidiaries are allowed to repurchase up to 50% of our issued share capital, if such repurchase has been approved by the shareholders. At our most recent annual shareholder meeting on May 20, 2020, we received authority for the Management Board to repurchase up to 10% of our issued share capital for a period of 18 months, until November 20, 2021.

For the 2021 annual meeting, it is proposed to extend and renew the existing authorization of our Management Board to repurchase up to 10% of the issued share capital, as described in more detail below, through one or more purchases at the stock exchanges where our shares are listed or otherwise, and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies. This authorization of our Management Board must be renewed every 18 months. In connection with our IPO in September 1995, our shareholders authorized repurchases for a period of 18 months. At each annual meeting from 1995 through 2020, our shareholders have renewed that authorization such that the current period is set to expire on November 20, 2021. In 2020, we repurchased 100,929 shares of our common shares (this total includes open market purchases and shares withheld for taxes from vested restricted share grants) for an aggregate purchase price of approximately $2,793,651. We believe that it is in the best interest of our Company and shareholders and other stakeholders to have the flexibility to repurchase shares in the future if the Management Board deems it advisable to do so. This authority is similar to that generally afforded under state law to public companies domiciled in the United States.

At the annual meeting, our shareholders will be asked to authorize the Management Board to repurchase up to 10% of our issued share capital from time to time through one or more purchases at the stock exchanges where our shares are listed or otherwise, for an 18-month period, until November 19, 2022, and such repurchased shares may be used for any legal purpose.

The affirmative vote of the majority of the votes cast at the annual meeting is required to authorize the Management Board to repurchase up to 10% of our issued share capital, as described herein, from time to time for the indicated periods from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting.

The Supervisory Board recommends that shareholders vote "FOR" the authorization of the Management Board to repurchase up to 10% of our issued share capital until November 19, 2022, through one or more purchases at the stock exchanges where our shares are listed or otherwise and to determine the price of shares at any price in the open market, such price not to exceed $350.00 per share or its equivalent in other currencies and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 6. Extension of Authority to Issue Shares of Core Laboratories N.V. until November 20, 2021

Our current authorized share capital consists of 200 million common shares and 6 million preference shares, each share with a current par value of EUR 0.02. Under Dutch law and our Articles of Association, the Supervisory Board has the power to issue shares of our authorized share capital as long as the Supervisory Board has been designated and authorized by the shareholders to do so at the annual meeting. Previous authorizations of the Supervisory Board to issue shares were effective for a period of up to five years and were renewed on an annual rolling basis. In connection with our IPO in September 1995, our shareholders authorized the Supervisory Board to issue shares and/or rights with respect to our shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended the period such that the current period is set to expire on November 20, 2021. At the 2020 annual meeting, we obtained authorization to issue shares up to 10% of our outstanding shares per annum for an 18-month period. We are seeking this same authorization at the 2021 annual meeting. On December 17, 2020, we filed a report on Form 8-K to disclose our intention to issue equity up to a maximum of $60,000,000 in an at-the-market program. Other than that, we do not have any specific plans, proposals or arrangements to issue any new shares of common stock for any purpose, with the exception of issuing repurchased shares for equity interest of the Company, including in connection with acquisitions, financings or equity compensation.

At the annual meeting, our shareholders will be asked to approve a further extension of this authority to issue shares and/or to grant rights, including options to purchase, with respect to our unissued common and preference shares up to a maximum of 10% of outstanding shares per annum for an 18-month period from the date of the annual meeting until November 19, 2022. This authority to issue shares is similar to that generally afforded under state law to public companies domiciled in the United States. Management believes that retaining the flexibility to issue shares for acquisition, financing or other business purposes in a timely manner without first obtaining specific shareholder approval is important to our continued growth. Furthermore, since our common shares are listed on the NYSE in New York and the Euronext Amsterdam Stock Exchange in Amsterdam, the issuance of additional shares will remain subject to, inter alia, the rules of the NYSE and Euronext Amsterdam Stock Exchange.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares for an 18-month period from the date of the annual meeting. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to issue shares and/or to grant rights (including options to purchase) with respect to our common and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2022, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 7. Extension of Authority of Supervisory Board to Limit or Eliminate Preemptive Rights until November 19, 2022

Holders of our common shares (other than our employees and employees of our subsidiaries who are issued common shares pursuant to stock awards granted under the LTIP and the 2014 Director Plan) have a pro rata preemptive right of subscription to any of our common shares issued for cash unless such right is limited or eliminated by our Supervisory Board. Holders of our common shares have no pro rata preemptive subscription right with respect to any common shares issued for consideration other than cash. If designated and authorized by our shareholders at the annual meeting, the Supervisory Board has the power to limit or eliminate such rights. Previous authorizations were effective for up to five years and were renewed for successive five-year periods. In connection with our IPO in September 1995, our shareholders authorized the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for a five-year period. At each annual meeting subsequent to 1995, our shareholders have extended this period such that the current period is set to expire on November 20, 2021. At the 2020 annual meeting, we obtained authorization to limit or eliminate preemptive rights up to 10% of our common shares and/or preference shares per annum for an eighteen-month period. We are seeking this same authorization at the 2021 annual meeting.

At the annual meeting, our shareholders will be asked to approve an extension of this authority for an eighteen-month period from the date of the annual meeting until November 19, 2022 to limit or eliminate preemptive rights up to a maximum of 10% of outstanding shares per annum. Preemptive rights are uncommon for public companies domiciled in the United States. Management believes that if the Supervisory Board is not granted the authority to limit preemptive rights, the ability of our Company to engage in equity financing transactions would be significantly affected. Any limits or waivers of preemptive rights would apply equally to all holders of our common shares. Furthermore, since our common shares are listed on the NYSE in New York and the Euronext Amsterdam Stock Exchange in Amsterdam, the rights to limit or eliminate preemptive rights will remain subject to, inter alia, the rules of the NYSE and Euronext Amsterdam Stock Exchange.

The affirmative vote of the majority of the votes cast at the annual meeting is required to extend the authority of the Supervisory Board to limit or eliminate the preemptive rights of holders of our common shares for an eighteen-month period from the date of the annual meeting. However, if less than 50% of all issued shares are present or represented at the meeting, then two-thirds of the votes cast will be required to extend this authority. Under Dutch law and our Articles of Association, common shares abstaining from voting will not count as votes cast at the annual meeting. Broker non-votes will not count as shares present at the annual meeting or for the purpose of determining the number of votes cast.

The Supervisory Board recommends that shareholders vote “FOR” the extension of the authority of the Supervisory Board to limit or eliminate preemptive rights of holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2022, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

Item 8(a). To Approve, On an Advisory Basis, the Compensation of our Named Executive Officers as Described in the CD&A Section of this Proxy Statement

We and our Supervisory Board recognize that executive compensation is an important matter for our shareholders. As described in detail in the Compensation Committee's report and the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to base awards of the substantial majority of executive compensation on performance metrics that are directly linked to the consequent long-term increase in the value of the Company for its owners - the shareholders. It is always the intention of the Compensation Committee that our NEOs be compensated competitively and consistent with our strategy, sound corporate governance principles, and shareholder interests and concerns. As described in the CD&A section, we believe our compensation program is strongly aligned with the long-term interests of our shareholders. As you consider this proposal, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the NEOs.

We believe that the shareholders, by voting for supervisory directors individually as described in Item No. 1, have had a clear ability to express their approval or disapproval of the performance of the Supervisory Board members and, specifically, any Supervisory Directors serving on the Compensation Committee; however, the United States Congress has enacted legislation requiring a non-binding advisory “Say on Pay” vote on executive compensation and we welcome the opportunity to give our shareholders an opportunity to provide us with such a vote on executive compensation at our 2021 Annual Meeting.

We are therefore asking shareholders to vote on the following resolution:

the shareholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's ("SEC") compensation disclosure rules, including the compensation tables.

As an advisory vote, Item 8 is non-binding. Although the vote is non-binding, the Supervisory Board of Directors and the Compensation Committee value the opinions of our shareholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The affirmative vote of a majority of the shares of Company common stock present or represented by proxy and voting at the annual meeting is required for approval of this agenda item. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Supervisory Board recommends that shareholders vote “FOR” the approval of, on an advisory basis, the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Core Laboratories N.V.’s named executive officers disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables.

Item 8(b). Advisory vote on the remuneration report as referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2020

On December 1, 2019, Dutch legislation implementing the revised European shareholders rights directive (Directive (EU) 2017/828) came into force, stipulating new requirements with respect to the remuneration report of Dutch listed companies. As the new Dutch requirements with respect to the remuneration report deviate to a certain extent from the requirements with respect the CD&A under applicable laws and regulations of the United States, a separate remuneration report in line with the Dutch legal requirements will be presented to the general meeting for an advisory vote.

We are asking shareholders to cast a favorable advisory vote on the remuneration report as referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2020.

Next year's remuneration report will contain an explanation on how this year’s advisory vote by the general meeting has been taken into account.

The affirmative vote of a majority of the shares of Company common stock present or represented by proxy and voting at the annual meeting is required for approval of this agenda item. Under Dutch law and our Articles of Association, common shares abstaining from voting and broker non-votes will not count as votes cast at the annual meeting. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Supervisory Board recommends that shareholders vote “FOR” the proposal to cast a favorable advisory vote on the remuneration report as referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2020.

Item 9. Other Matters to Be Voted on

The Supervisory Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment thereof, it is intended that the accompanying proxy will be voted in accordance with the judgment of the persons voting the proxy.

OTHER PROXY MATTERS

Information About Our 2022 Annual Meeting: Shareholder Proposals and Shareholder Access

Any shareholder who qualifies under applicable law to have the right to submit a matter for inclusion in the Company's proxy material for consideration at the 2022 annual meeting may submit such matter, including recommendations for nominees for supervisory directorships, to the Company.

As a company registered in the Netherlands whose shares are traded on a U.S. securities exchange, we are governed by Dutch company law rules and U.S. rules and timeframes regarding the access rights of shareholders to submit a matter for inclusion in the Company's proxy material for consideration at an annual meeting. Effective July 1, 2013, Dutch company law rules were amended to increase the minimum threshold in order for shareholders to submit an item for the agenda of the annual meeting. Since that amendment, Dutch law requires that an agenda item may only be submitted by one or more shareholders representing at least three percent of the issued share capital of the Company. The Company’s Articles of Association follow this law and are not more restrictive than this. In order for such matter to be included in the Company's proxy materials or presented at the 2022 annual meeting, the qualified shareholder(s) must submit the matter to the Company's Secretary at the address indicated on page 5 of this proxy statement not later than the 60th day before the date on which the 2022 annual meeting will be held.

Under U.S. securities laws, if you wish to have a proposal included in our proxy statement for the 2022 annual general meeting, then in addition to the above requirements, you also need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and the deadline for submitting your proposal to us is earlier than the deadline specified above. For your proposal to be eligible for inclusion in our proxy statement for our 2020 annual general meeting, we must receive your proposal at our registered offices in the Netherlands not later than 120 days nor earlier than 150 days before the first anniversary of the date of the 2022 annual general meeting of stockholders. Accordingly, any such notice must be received no earlier than December 25, 2021, and no later than January 24, 2022, and must otherwise satisfy the requirements of our bylaws. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is presented by a stockholder in person at the 2022 annual general meeting of stockholders if the stockholder making the proposal has not given notice to us by January 24, 2022. At this point, the Company anticipates conducting the 2022 annual meeting in mid-May, 2022.

The Right of Shareholders to Request a Shareholder Meeting

Just as with the right of shareholders to submit an item for the agenda, we also follow the full contours of Dutch law, without further restriction, on the rights of shareholders to request a shareholder meeting. Our Articles of Association (art. 18.3) specifically mandate that shareholder meetings can be convened by shareholders with due observance of article 2:110 of the Dutch Civil Code, which is the article that addresses this subject under Dutch law. That provision of Dutch law provides that only one or more shareholders representing at least ten percent (10%) of the issued share capital may make a request to the Management and Supervisory Boards to convene a meeting to be held within eight weeks and also provides a procedure to approach the Dutch Court, if those Boards fail to call such a meeting in a timely fashion.

Shareholders Sharing the Same Address

The Company is sending only one copy of its proxy statement to shareholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received householded mailing this year and you would like to have additional copies of the Company's proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040 or by phone at 713-328-2673. You may also contact the Company if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

Incorporation by Reference

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Other Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020, including the financial statements, schedules and exhibits thereto, may be obtained without charge by written request to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040.

By Order of the Board of Supervisory Directors,

Margaret Ann van Kempen

Supervisory Director

Amsterdam, the Netherlands

March 19, 2021

CORE LABORATORIES N.V. C/O COMPUTERSHARE TRUST CO., N.A. ATTN: JENNIFER HARLA 250 ROYALL STREET CANTON, MA 02021

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Daylight Time on May 18, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Daylight Time on May 18, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M52480-P33425-P33515	KEEP THIS PORTION FOR YOUR RECORDS

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES N.V.
The Board of Supervisory Directors recommends that you vote FOR the following:	For	Withhold

1. To elect one new Class III Supervisory Director and to re-elect one current Class III Supervisory Directors to serve under the terms and conditions described within the proxy statement until our annual meeting in 2024 and until their successors shall have been duly elected and qualified;

1a) Kwaku Temeng	☐	☐
1b) Lawrence Bruno	☐	☐

	For	Against	Abstain		For	Against	Abstain
The Board of Supervisory Directors recommends you vote FOR the following proposals:
2. To appoint KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as Core Laboratories N.V.'s independent registered public accountants for the year ending December 31, 2021.	☐	☐	☐

7. To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2022.

					☐	☐	☐

3. To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2020, following a discussion of our Dutch Report of the Management Board for that same period.

	☐	☐	☐

8. To:

(a) approve, on an advisory basis, the compensation philosophy, policies and procedures described in the section entitled Compensation Discussion and Analysis ("CD&A"), and the compensation of Core Laboratories N.V.'s named executive officers as disclosed pursuant to the United States Securities and Exchange Commission's compensation disclosure rules, including the compensation tables

					☐	☐	☐
4. To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 19, 2021.	☐	☐	☐	(b) cast a favorable advisory vote on the remuneration report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2020;	☐	☐	☐

5. To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 19, 2022, and such repurchased shares may be used for any legal purpose

	☐	☐	☐

6. To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2022

	☐	☐	☐
NOTE: Such other business as may properly come before the annual meeting or any adjournment thereof shall be voted in accordance with the discretion of the attorneys and proxies appointed hereby.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxydocs.com/clb.

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M52481-P33425-P33515

CORE LABORATORIES N.V.
Annual Meeting of Shareholders
May 19, 2021 4:00 PM CEST
This proxy is solicited by the Board of Supervisory Directors

This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Annual Meeting of Shareholders to be held on Wednesday, May 19, 2021.

The undersigned hereby constitutes and appoints each member of the Supervisory Board, Mark Elvig, general counsel of the Company, Jacobus Schouten, as well as Jaap Stoop, Jules van de Winckel, Joppe Schoute and any other lawyer or notary working with NautaDutilh N.V., the Company's Dutch legal counsel, and each or any of them, his true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of Core Laboratories N.V. to be held at the offices of NautaDutilh N.V., the Company’s Dutch counsel, whose offices are located at Beethovenstraat 400, 082 PR Amsterdam The Netherlands, on Wednesday, May 19, 2021 at 4:00 p.m. CEST and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES FOR SUPERVISORY DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2, 3, 4, 5, 6, 7, 8a AND 8b.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side